                                                                    EXHIBIT 4.1
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------





                                   PRONET INC.

                                  $100,000,000

                   11 7/8% Senior Subordinated Notes due 2005


                              ---------------------

                                    INDENTURE

                            Dated as of June 15, 1995

                              ---------------------



                      FIRST INTERSTATE BANK OF TEXAS, N.A.

                                   as Trustee





- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                   Indenture
 Act Section                                                       Section
- ---------------                                                   ---------

310  (a)(1). . . . . . . . . . . . . . . . . . . . . . . . .        7.10
     (a)(2). . . . . . . . . . . . . . . . . . . . . . . . .        7.10
     (a)(3). . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
     (a)(4). . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
     (a)(5). . . . . . . . . . . . . . . . . . . . . . . . .        7.10
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . .        7.8
                                                                    7.10
                                                                   12.2
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
311  (a) . . . . . . . . . . . . . . . . . . . . . . . . . .        7.11
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . .        7.11
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
312  (a) . . . . . . . . . . . . . . . . . . . . . . . . . .        2.5
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . .       12.3
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . .       12.3
313  (a) . . . . . . . . . . . . . . . . . . . . . . . . . .        7.6
     (b)(1). . . . . . . . . . . . . . . . . . . . . . . . .        7.6
     (b)(2). . . . . . . . . . . . . . . . . . . . . . . . .        7.6
                                                                   12.2
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . .        7.6
     (d) . . . . . . . . . . . . . . . . . . . . . . . . . .        7.6
314  (a) . . . . . . . . . . . . . . . . . . . . . . . . . .        4.4
                                                                    4.7
                                                                   12.2
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
     (c)(1). . . . . . . . . . . . . . . . . . . . . . . . .       12.4
     (c)(2). . . . . . . . . . . . . . . . . . . . . . . . .       12.4
     (c)(3). . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
     (d) . . . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
     (e) . . . . . . . . . . . . . . . . . . . . . . . . . .       12.5
     (f) . . . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
315  (a) . . . . . . . . . . . . . . . . . . . . . . . . . .        7.1(2)
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . .        7.5
     . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12.2
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . .        7.1(1)
     (d) . . . . . . . . . . . . . . . . . . . . . . . . . .        7.1(3)
     (e) . . . . . . . . . . . . . . . . . . . . . . . . . .        6.11
316  (a)(last sentence). . . . . . . . . . . . . . . . . . .        2.9
     (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . .        6.5
     . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6.6
     (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . .        6.4
     . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6.5
     (a)(2). . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . .        6.7
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . .        9.4
317  (a)(1). . . . . . . . . . . . . . . . . . . . . . . . .        6.2
     . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6.3
     (a)(2). . . . . . . . . . . . . . . . . . . . . . . . .        6.2
     . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6.9
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . .        2.4
318  (a) . . . . . . . . . . . . . . . . . . . . . . . . . .       12.1
318  (c) . . . . . . . . . . . . . . . . . . . . . . . . . .       12.1

N.A. means not applicable.

- ----------------
*    This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS**

                                                                            Page
                                                                            ----

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE. . . . . . . .   1

     Section 1.1.      Definitions . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.2.      Other Definitions . . . . . . . . . . . . . . . . . .  14
     Section 1.3.      Incorporation by Reference of Trust Indenture Act . .  14
     Section 1.4.      Rules of Construction . . . . . . . . . . . . . . . .  15
     Section 1.5.      Acts of Holders . . . . . . . . . . . . . . . . . . .  15

                                    ARTICLE 2

                                 THE SECURITIES. . . . . . . . . . . . . . .  16

     Section 2.1.      Form and Dating . . . . . . . . . . . . . . . . . . .  16
     Section 2.2.      Execution and Authentication. . . . . . . . . . . . .  17
     Section 2.3.      Registrar and Paying Agent. . . . . . . . . . . . . .  18
     Section 2.4.      Paying Agent to Hold Money in Trust . . . . . . . . .  19
     Section 2.5.      Securityholder Lists. . . . . . . . . . . . . . . . .  19
     Section 2.6.      Transfer and Exchange . . . . . . . . . . . . . . . .  19
     Section 2.7.      Replacement Securities. . . . . . . . . . . . . . . .  20
     Section 2.8.      Outstanding Securities. . . . . . . . . . . . . . . .  20
     Section 2.9.      Treasury Securities . . . . . . . . . . . . . . . . .  21
     Section 2.10.     Temporary Securities. . . . . . . . . . . . . . . . .  21
     Section 2.11.     Cancellation. . . . . . . . . . . . . . . . . . . . .  21
     Section 2.12.     Defaulted Interest. . . . . . . . . . . . . . . . . .  22
     Section 2.13.     Persons Deemed Owners . . . . . . . . . . . . . . . .  22
     Section 2.14.     CUSIP Number. . . . . . . . . . . . . . . . . . . . .  23
     Section 2.15.     Book-Entry Provisions for Global Securities . . . . .  23
     Section 2.16.     Special Transfer Provisions . . . . . . . . . . . . .  24

                                    ARTICLE 3

                                   REDEMPTION. . . . . . . . . . . . . . . .  27

     Section 3.1.      Notices to Trustee. . . . . . . . . . . . . . . . . .  27
     Section 3.2.      Selection of Securities to Be Redeemed. . . . . . . .  27
     Section 3.3.      Notice of Redemption. . . . . . . . . . . . . . . . .  28
     Section 3.4.      Effect of Notice of Redemption. . . . . . . . . . . .  29
     Section 3.5.      Deposit of Redemption Price . . . . . . . . . . . . .  29
     Section 3.6.      Securities Redeemed in Part . . . . . . . . . . . . .  30
     Section 3.7.      Optional Redemption . . . . . . . . . . . . . . . . .  30
     Section 3.8.      Redemption Upon Change of Control Offer . . . . . . .  30
     Section 3.9.      Redemption Pursuant to Section 4.15 . . . . . . . . .  30

- ----------------
** This Table of Contents shall not, for any purpose, be deemed a part of the Indenture.

                                                                            Page
                                                                            ----

                                    ARTICLE 4

                                    COVENANTS. . . . . . . . . . . . . . . .  31

     Section 4.1.      Payment of Principal and Interest . . . . . . . . . .  31
     Section 4.2.      Maintenance of Office or Agency for Notices and
                       Demands . . . . . . . . . . . . . . . . . . . . . . .  31
     Section 4.3.      Insurance Matters . . . . . . . . . . . . . . . . . .  32
     Section 4.4.      Compliance Certificate; Notice of Default . . . . . .  32
     Section 4.5.      Corporate Existence . . . . . . . . . . . . . . . . .  32
     Section 4.6.      Payment of Taxes and Other Claims . . . . . . . . . .  33
     Section 4.7.      Reports to the Commission . . . . . . . . . . . . . .  33
     Section 4.8.      Waiver of Stay, Extension or Usury Laws . . . . . . .  34
     Section 4.9.      Limitation on Consolidated Debt . . . . . . . . . . .  34
     Section 4.10.     Limitation on Certain Debt. . . . . . . . . . . . . .  35
     Section 4.11.     Limitation on Restricted Payments . . . . . . . . . .  35
     Section 4.12.     Limitation on Distributions by and Transfers to
                       Subsidiaries, etc.. . . . . . . . . . . . . . . . . .  37
     Section 4.13.     Limitation on Liens . . . . . . . . . . . . . . . . .  38
     Section 4.14.     Limitation on Transactions with Affiliates and
                       Related Persons . . . . . . . . . . . . . . . . . . .  38
     Section 4.15.     Limitation on Certain Asset Dispositions. . . . . . .  39
     Section 4.16.     Limitation on Issuances and Sales of Capital Stock
                       of Subsidiaries . . . . . . . . . . . . . . . . . . .  40
     Section 4.17.     Change of Control . . . . . . . . . . . . . . . . . .  40

                                    ARTICLE 5

                                   SUCCESSORS. . . . . . . . . . . . . . . .  42

     Section 5.1.      Limitation on Mergers, Consolidations and Certain
                       Sales of Assets . . . . . . . . . . . . . . . . . . .  42
     Section 5.2.      Successor Corporation Substituted . . . . . . . . . .  43

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES. . . . . . . . . . . . .  44

     Section 6.1.      Events of Default . . . . . . . . . . . . . . . . . .  44
     Section 6.2.      Acceleration. . . . . . . . . . . . . . . . . . . . .  46
     Section 6.3.      Other Remedies. . . . . . . . . . . . . . . . . . . .  47
     Section 6.4.      Waiver of Past Defaults . . . . . . . . . . . . . . .  47
     Section 6.5.      Control by Majority . . . . . . . . . . . . . . . . .  47
     Section 6.6.      Limitation on Suits . . . . . . . . . . . . . . . . .  48
     Section 6.7.      Rights of Holders to Receive Payment. . . . . . . . .  48
     Section 6.8.      Collection Suit by Trustee. . . . . . . . . . . . . .  48
     Section 6.9.      Trustee may File Proofs of Claim. . . . . . . . . . .  49
     Section 6.10.     Priorities. . . . . . . . . . . . . . . . . . . . . .  49
     Section 6.11.     Undertaking for Costs . . . . . . . . . . . . . . . .  50

                                                                            Page
                                                                            ----

                                    ARTICLE 7

                                     TRUSTEE . . . . . . . . . . . . . . . .  50

     Section 7.1.      Duties of Trustee . . . . . . . . . . . . . . . . . .  50
     Section 7.2.      Rights of Trustee . . . . . . . . . . . . . . . . . .  51
     Section 7.3.      Individual Rights of Trustee. . . . . . . . . . . . .  52
     Section 7.4.      Trustee's Disclaimer. . . . . . . . . . . . . . . . .  52
     Section 7.5.      Notice of Defaults. . . . . . . . . . . . . . . . . .  52
     Section 7.6.      Reports by Trustee to Holders . . . . . . . . . . . .  52
     Section 7.7.      Compensation and Indemnity. . . . . . . . . . . . . .  53
     Section 7.8.      Replacement of Trustee. . . . . . . . . . . . . . . .  54
     Section 7.9.      Successor Trustee by Merger, etc. . . . . . . . . . .  55
     Section 7.10.     Eligibility; Disqualification . . . . . . . . . . . .  55
     Section 7.11.     Preferential Collection of Claims Against Company . .  55

                                    ARTICLE 8

                             DISCHARGE OF INDENTURE. . . . . . . . . . . . .  55

     Section 8.1.      Legal Defeasance and Covenant Defeasance of the
                       Securities. . . . . . . . . . . . . . . . . . . . . .  55
     Section 8.2.      Termination of Obligations upon Cancellation of the
                       Securities. . . . . . . . . . . . . . . . . . . . . .  58
     Section 8.3.      Survival of Certain Obligations . . . . . . . . . . .  59
     Section 8.4.      Acknowledgment of Discharge by Trustee. . . . . . . .  59
     Section 8.5.      Application of Trust Assets . . . . . . . . . . . . .  59
     Section 8.6.      Repayment to the Company; Unclaimed Money . . . . . .  60
     Section 8.7.      Reinstatement.. . . . . . . . . . . . . . . . . . . .  60

                                    ARTICLE 9

                                   AMENDMENTS. . . . . . . . . . . . . . . .  61

     Section 9.1.      Without Consent of Holders. . . . . . . . . . . . . .  61
     Section 9.2.      With Consent of Holders . . . . . . . . . . . . . . .  62
     Section 9.3.      Compliance with Trust Indenture Act . . . . . . . . .  63
     Section 9.4.      Revocation and Effect of Consents . . . . . . . . . .  63
     Section 9.5.      Notation on or Exchange of Securities . . . . . . . .  64
     Section 9.6.      Trustee to Sign Amendments, etc.. . . . . . . . . . .  64

                                   ARTICLE 10

                           MEETINGS OF SECURITYHOLDERS . . . . . . . . . . .  64

     Section 10.1.     Purposes for Which Meetings May Be Called . . . . . .  64
     Section 10.2.     Manner of Calling Meetings. . . . . . . . . . . . . .  65
     Section 10.3.     Call of Meetings by Company or Holders. . . . . . . .  65
     Section 10.4.     Who May Attend and Vote at Meetings . . . . . . . . .  66

                                                                            Page
                                                                            ----

     Section 10.5.     Regulations May Be Made by Trustee; Conduct of the
                       Meeting; Voting Rights; Adjournment . . . . . . . . .  66
     Section 10.6.     Voting at the Meeting and Record to Be Kept . . . . .  67
     Section 10.7.     Exercise of Rights of Trustee or Securityholders May
                       Not Be Hindered or Delayed by Call of Meeting.. . . .  68
     Section 10.8.     Procedures Not Exclusive. . . . . . . . . . . . . . .  68

                                   ARTICLE 11

                                  SUBORDINATION. . . . . . . . . . . . . . .  68

     Section 11.1.     Securities Subordinated to Senior Debt. . . . . . . .  68
     Section 11.2.     Priority and Payment Over of Proceeds in Certain
                       Events. . . . . . . . . . . . . . . . . . . . . . . .  68
     Section 11.3.     Payments May Be Made Prior to Dissolution . . . . . .  71
     Section 11.4.     Rights of Holders of Senior Debt Not to Be Impaired .  72
     Section 11.5.     Authorization to Trustee to Take Action to
                       Effectuate Subordination. . . . . . . . . . . . . . .  72
     Section 11.6.     Subrogation . . . . . . . . . . . . . . . . . . . . .  72
     Section 11.7.     Obligations of Company Unconditional. . . . . . . . .  73
     Section 11.8.     The Trustee Entitled to Assume Payments Not
                       Prohibited in Absence of Notice . . . . . . . . . . .  74
     Section 11.9.     Right of Trustee to Hold Senior Debt. . . . . . . . .  74
     Section 11.10.    No Implied Covenants by or Obligations of the
                       Trustee . . . . . . . . . . . . . . . . . . . . . . .  75

                                   ARTICLE 12

                                  MISCELLANEOUS. . . . . . . . . . . . . . .  75

     Section 12.1.     Trust Indenture Act Controls. . . . . . . . . . . . .  75
     Section 12.2.     Notices . . . . . . . . . . . . . . . . . . . . . . .  75
     Section 12.3.     Communication by Holders with Other Holders . . . . .  76
     Section 12.4.     Certificate and Opinion as to Conditions Precedent. .  76
     Section 12.5.     Statements Required in Certificate or Opinion . . . .  77
     Section 12.6.     Rules by Trustee and Agents . . . . . . . . . . . . .  77
     Section 12.7.     Legal Holidays. . . . . . . . . . . . . . . . . . . .  77
     Section 12.8.     No Recourse Against Others. . . . . . . . . . . . . .  78
     Section 12.9.     Governing Law . . . . . . . . . . . . . . . . . . . .  78
     Section 12.10.    No Adverse Interpretation of Other Agreements . . . .  78
     Section 12.11.    Successors. . . . . . . . . . . . . . . . . . . . . .  78
     Section 12.12.    Severability. . . . . . . . . . . . . . . . . . . . .  78
     Section 12.13.    Counterpart Originals . . . . . . . . . . . . . . . .  78
     Section 12.14.    Variable Provisions . . . . . . . . . . . . . . . . .  78
     Section 12.15.    Qualification of Indenture. . . . . . . . . . . . . .  78

                                                                            Page
                                                                            ----

     Section 12.16.    Table of Contents, Headings, etc. . . . . . . . . . .  79
     Section 12.17.    Indenture Controls over Form of Security. . . . . . .  79

                                   SIGNATURES. . . . . . . . . . . . . . . .  80

EXHIBIT A      FORM OF SECURITY
EXHIBIT A-1    PRIVATE PLACEMENT LEGEND FOR RESTRICTED SECURITIES
EXHIBIT B      FORM OF LEGEND FOR GLOBAL SECURITIES
EXHIBIT C      TRANSFEREE CERTIFICATE FOR NON-QIB ACCREDITED INVESTORS
EXHIBIT D      TRANSFEREE CERTIFICATE FOR TRANSFERS PURSUANT TO REGULATION S

          INDENTURE dated as of June 15, 1995 between ProNet Inc., a Delaware corporation (the "Company"), and First Interstate Bank of Texas, N.A., as trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company's 11 7/8% Senior Subordinated Notes due 2005 (the "Securities"):


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.   DEFINITIONS.

          The term "ACQUIRED DEBT" shall mean (i) Debt of a Person existing at the time such Person was acquired (by merger, consolidation or otherwise) by the Company or a Subsidiary of the Company, PROVIDED that such Debt was not incurred in connection with or in contemplation of the acquisition of such Person and
(ii) every obligation of such Person issued as the deferred purchase price, to the extent payable within one year, of property (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business).

          The term "AFFILIATE" of any Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          The term "AGENT" shall mean any registrar or paying agent, Transfer Agent, custodian for the Securities, or authenticating agent or co-registrar.

          The term "ASSET DISPOSITION" by any Person shall mean any transfer, conveyance, sale, lease or other disposition by such Person or any of its Subsidiaries (including a consolidation or merger or other sale of any such Subsidiary with, into or to another Person in a transaction in which such Subsidiary ceases to be a Subsidiary, but excluding a disposition by a Subsidiary of such Person to such Person or a wholly owned Subsidiary of such Person or by such Person to a wholly owned Subsidiary of such Person, and excluding the creation of a lien, pledge or security interest) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Subsidiary of such Person, (ii) substantially all of the assets of such Person or any of its Subsidiaries representing a division or line of business or (iii) other assets or rights of such Person or any of its Subsidiaries outside of the ordinary course of business, in any case where the consideration received by such Person or a Subsidiary of such Person exceeds $1 million.

          The term "ASSET EXCHANGE TRANSACTION" shall mean (i) any transaction pursuant to which properties or assets of the Company or a Subsidiary of the Company constituting a paging system within a geographically identifiable area and related properties and assets (an "Identifiable Paging System") or all of the shares of Capital Stock of a Subsidiary of the Company, the properties and assets of which constitute an Identifiable Paging System, are to be exchanged for properties or assets constituting an Identifiable Paging System of another Person or all of the shares of Capital Stock of another Person the properties and assets of which constitute an Identifiable Paging System or (ii) any transaction pursuant to which licenses for frequencies (for purposes other than paging) or related agreements and related properties or assets of the Company or a Subsidiary of the Company ("Non-Paging Licenses") or all of the shares of Capital Stock of a Subsidiary of the Company, the properties and assets of which constitute Non-Paging Licenses, are to be exchanged for properties or assets constituting Non-Paging Licenses of another Person or all of the shares of Capital Stock of another Person the properties and assets of which constitute Non-Paging Licenses.

          The term "ATTRIBUTABLE DEBT" in respect of a sale and leaseback shall mean, at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded semiannually) of the obligation of the lessee of the property subject to such sale leaseback transaction for rental payments during the remaining term of the lease included in such transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

          The term "BANKRUPTCY LAW" shall mean Title 11, United States Code or any similar Federal or state law for the relief of debtors.

          The term "BOARD OF DIRECTORS", when used with reference to the Company, shall mean the Board of Directors of the Company, or the Executive Committee of such Board.

          The term "BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

          The term "CAPITAL EXPENDITURES" shall mean, with respect to any Person for any period, the aggregate of all direct and indirect expenditures (including capitalized interest) of such Person during such period which are required to be included in property, plant or equipment or similar tangible property account, including, without limitation, additions to equipment and leasehold improvements, on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP.

          The term "CAPITAL LEASE OBLIGATION" of any Person shall mean the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          The term "CAPITAL STOCK" of any Person shall mean any and all shares, interests, participation or other equivalents (however designated) of corporate stock of such Person.

          The term "CHANGE OF CONTROL" shall mean the occurrence of one or more of the following events: (i) a person or entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) of persons or entities shall have become the beneficial owner of a majority of the securities of the Company ordinarily having the right to vote in the election of directors, (ii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any directors who are members of such Board of Directors of the Company on the date hereof and any new directors whose election by such Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office, (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company to any person or entity or group (as so defined) of persons, or entities (other than any wholly owned Subsidiary of the Company) or (iv) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company with the effect that immediately after such transaction any person or entity or group (as so defined) of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors.

          The term "COMMON STOCK", of any Person shall mean Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of Capital Stock of such Person.

          The term "COMPANY" shall mean ProNet Inc. and, subject to the provisions of Article Five, shall also include its successors and assigns.

          The term "CONSOLIDATED CASH FLOW" of any Person shall mean for any period the Consolidated Net Income of such Person for such period increased by
(i) Consolidated Interest Expense of such Person for such period, plus (ii) the consolidated income tax expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of such Person and its consolidated Subsidiaries for such period, plus
(iv) other non-cash charges deducted from consolidated revenues in determining Consolidated Net Income for such period, minus (v) non-cash items increasing Consolidated Net Income for such period.

          The term "CONSOLIDATED FIXED CHARGES" of any Person shall mean for any period Consolidated Interest Expense plus Preferred Stock dividends declared and payable in cash.

          The term "CONSOLIDATED INTEREST EXPENSE" of any Person shall mean for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of such Person and its consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments of fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements, other than fees or charges related to the acquisition or termination thereof which are not allocable to interest expense in accordance with GAAP; and (iv) the interest component of Capital Lease Obligations.

          The term "CONSOLIDATED NET INCOME" of any Person shall mean for any period the consolidated net income (or loss) of such Person and its Subsidiaries for such period determined in accordance with GAAP; PROVIDED, that there shall be excluded therefrom (i) the net income (but not the net loss) of any consolidated Subsidiary of such Person which is subject to restrictions which prevent the payment of dividends and the making of distributions (by loans, advances, intercompany transfers or otherwise) to such Person to the extent of such restrictions,
(ii) the net income (or loss) of any Person that is not a consolidated Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (iii) gains or losses on Asset Dispositions by such Person or its consolidated Subsidiaries and (iv) all extraordinary gains and extraordinary losses.

          The term "CONSOLIDATED TANGIBLE ASSETS" of any Person shall mean, at any date, on a consolidated basis, the gross book value determined in accordance with GAAP of all its property both real and personal, less (i) the net book value of all its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles, (ii) unamortized Debt discount and expense, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and (iv) all proper reserves which in accordance with GAAP should be provided in connection with the business conducted by such Person.

          The term "CREDIT FACILITY" shall mean the credit agreement dated as of June 30, 1994, between the Company and The First National Bank of Chicago, as amended and restated as of February 9, 1995, and amended as of June 12, 1995 and as the same may be amended (including any amendment and restatement thereof), modified, supplemented, restated or replaced from time to time.

          The term "DEBT" shall mean (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person,
(vi) Attributable Debt of such Person, (vii) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, and (viii) every obligation of the type referred to in clauses
(i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.

          The term "DEPOSITORY" shall mean The Depository Trust Company, New York, New York, or its nominee or successors and assigns, or such other depository institution hereinafter appointed by the Company.

          The term "DESIGNATED SENIOR DEBT" shall mean any Senior Debt of the Company (other than under the Credit Facility), and all fees, expenses, indemnities and other monetary obligations in respect thereof which, at the date of creation thereof or determination, has an aggregate principal amount outstanding of, or under which at the date of creation thereof or determination, the holders thereof are committed to lend, at least $5 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Debt as "Designated Senior Debt" for purposes of this Indenture and a Board Resolution setting forth such designation by the Company has been filed with the Trustee.

          The term "EVENT OF DEFAULT" shall have the meaning specified in
Section 6.1.

          The term "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          The term "FREE CASH FLOW" of any Person shall mean, for any period, Consolidated Cash Flow of such Person minus Capital Expenditures of such Person for such period.

          The term "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

          The term "GUARANTY" by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt,
(ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that the Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

          The term "HOLDER," "HOLDER OF SECURITIES" or other similar terms, shall mean the person in whose name a particular Security shall be registered on the books of the Company kept for that purpose in accordance with the terms hereof, and the word "majority," used in connection with the terms "Holder," "Holder of Securities," or other similar terms, shall signify the "majority in principal amount" whether or not so expressed.

          The term "INDENTURE" shall mean this instrument as originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented.

          The term "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time hereafter, or any successor federal income tax laws.

          The term "ISSUE DATE" shall mean the date on which the Securities are first authenticated and delivered under this Indenture.

          The term "LIEN" shall mean, with respect to any property or assets, any mortgage or deed of trust, pledge, security interest, lien, charge, encumbrance of any kind in respect of such properties or assets or other security agreement (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

          The term "MATURITY" when used with respect to any Security, shall mean the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          The term "NET AVAILABLE PROCEEDS" from any Asset Disposition by any Person shall mean cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition,
(iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset

Disposition and (iv) a reasonable reserve for the after-tax costs of any indemnification payments (fixed or contingent) attributable to the seller's indemnities to the purchaser undertaken by the Company or any of its Subsidiaries in connection with such Asset Disposition.

          The term "OFFICER" shall mean any of the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, the Chief Financial Officer or the Corporate Secretary of the Company or any other obligor upon the Securities.

          The term "OFFICERS' CERTIFICATE" shall mean a certificate signed by two Officers or an Officer and a Vice President, the Secretary or the Treasurer of the Company which shall comply with applicable provisions of Sections 12.4 and 12.5 hereof.

          The term "OPINION OF COUNSEL" shall mean, with respect to any Person, an opinion in writing signed by legal counsel (who may be an employee of or counsel to such Person) who is reasonably acceptable to the Trustee and, as otherwise contemplated hereby, the Company, which shall comply with applicable provisions of Sections 12.4 and 12.5 hereof.

          The term "PERMITTED DEFERRED PAYMENTS" shall mean Debt incurred by the Company or any of its Subsidiaries in connection with the acquisitions of, and payable to the sellers of, the paging assets of Americom Paging Corporation, Gold Coast Paging, Inc., Denton Enterprises, Inc., MetroTones, Inc., Lewis Paging, Inc. and the capital stock of Page East, Inc. (provided that the aggregate principal amount thereof does not exceed $12.7 million).

          The term "PERMITTED LIENS" means: (i) Liens incurred and pledges and deposits made in the ordinary course of business in connection with liability insurance, workers' compensation, unemployment insurance, old-age pensions, and other social security benefits other than in respect of employee benefit plans subject to ERISA; (ii) Liens securing performance, surety, and appeal bonds and other obligations of like nature incurred in the ordinary course of business;
(iii) Liens on goods and documents securing trade letters of credit; (iv) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's, and vendor's liens, incurred in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings; (v) Liens securing the payment of taxes, assessments, and governmental charges or levies (a) either (1) not delinquent or (2) being contested in good faith by appropriate legal or administrative proceedings and
(b) as to which adequate reserves shall have been established on the books of the relevant corporation in conformity with GAAP; (vi) zoning restrictions, easements, rights of way, reciprocal easement agreements, operating agreements, covenants, conditions, or restrictions on the use of any parcel of property that are routinely granted in real estate transactions or do not interfere in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries or the value of such property for the purpose of such business;
(vii) purchase money Liens upon any property or equipment acquired or held in the ordinary course of business to secure Debt incurred prior to, at the time of, or within 60 days after the acquisition of such property or equipment solely for the purpose of financing the acquisition of such property or equipment;
(viii) Liens on property existing at the time such property is acquired and Liens on the assets of any Subsidiary of the Company at the time such Subsidiary is acquired, provided such Liens apply only to such acquired property; (ix) Liens existing as of the date of the Indenture; (x) Liens securing Debt incurred for the purpose of financing all or any part of the cost of acquiring assets (whether by merger, consolidation, purchase of assets or otherwise), PROVIDED that such Debt is incurred prior to, at the time of, or within 60 days after the acquisition of such assets solely for the purpose of financing the acquisition of such assets in compliance with the provision described under Section 4.9;
(xi) any attachment or judgment Lien, unless the judgment it secures would constitute an Event of Default; (xii) Liens with respect to assets of a Subsidiary granted by such Subsidiary to the Company to secure Debt owing to the Company; (xiii) right of banks to set off deposits against debts owed to said banks; (xiv) any interest or title of a lessor in property of the Company or a Subsidiary subject to any capitalized lease or operating lease, as each are defined under GAAP; (xv) other Liens incidental to the conduct of the business of the Company or any of its Subsidiaries, as the case may be, or the ownership of their assets that do not materially detract from the value of the property of the Company or a Subsidiary subject thereto; (xvi) Liens in addition to the foregoing securing Debt not to exceed, together with Attributable Debt in connection with sale-leaseback transactions, $500,000 in the aggregate outstanding at any time; and (xvii) without limiting the ability of the Company or any of its Subsidiaries to create, incur, assume, or suffer to exist any Lien otherwise permitted under any of the foregoing clauses, any extension, renewal, or replacement, in whole or in part, of any Lien described in the foregoing clauses; PROVIDED, HOWEVER, that any such extension, renewal, or replacement Lien is limited to the property or assets covered by the Lien extended, renewed, or replaced or substitute property or assets, the value of which is determined by the Board of Directors of the Company to be not materially greater than the value of the property or assets for which the substitute property or assets are substituted.

          The term "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

          The term "PREFERRED STOCK," as applied to the Capital Stock of any Person, shall mean Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          The term "PRO FORMA CONSOLIDATED CASH FLOW" of any Person means for any period the Consolidated Cash Flow of such Person for such period calculated on a pro forma basis to give effect to any Asset Disposition or acquisition of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during such period as if such Asset Disposition or acquisition had taken place on the first day of such period.

          The term "REDEEMABLE STOCK" shall mean any equity security that by its terms or otherwise is required to be redeemed prior to the Stated Maturity of the Securities, or is redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the Securities.

          The term "REDEMPTION DATE" when used with respect to any Security to be redeemed or repurchased, shall mean the date fixed for such redemption or repurchase by or pursuant to this Indenture.

          The term "REDEMPTION PRICE" shall mean the amount payable for the redemption or repurchase of any Security on the Redemption Date, and shall always include interest accrued and unpaid to the Redemption Date, unless otherwise specifically provided.

          The term "REFINANCING DEBT" shall mean any Debt of the Company that renews, refunds or extends any Debt of the Company or a Subsidiary of the Company, in any case in an amount not to exceed the outstanding principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the debt refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company incurred in connection with such refinancing, PROVIDED that, (A) in the case of any refinancing of the Securities or any pari passu Debt, such Refinancing Debt is made pari passu or subordinate in right of payment to the Securities, (B) in the case of any refinancing of Debt that is subordinate in right of payment to the Securities, such Refinancing Debt is made subordinate in right of payment to the Securities, and (C) such Refinancing Debt does not require the payment of all or a portion of the principal thereof (whether pursuant to purchase, redemption, repayment, defeasance, retirement, prepayment, sinking fund payment, payment at Stated

Maturity or otherwise) prior to the final scheduled maturity of the Debt being renewed, refunded or extended.

          The term "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement dated as of the Issue Date between the Company and the initial purchasers of the Securities.

          The term "RELATED PERSON" means any Person owning (i) 5% or more of the outstanding Common Stock of the Company or a Subsidiary of the Company or
(ii) 5% or more of the Voting Stock of the Company or a Subsidiary of the Company.


          The term "RESPONSIBLE OFFICER" when used with respect to the Trustee shall mean the chairperson or vice-chairperson of the board of directors, the chairperson of the executive committee of the board of directors, the president, any vice president, any assistant vice president, the cashier, any assistant cashier, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any senior trust officer, any trust officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively.

          The term "SECURITIES" shall have the meaning set forth in the recitals of this Indenture and more particularly shall mean any Securities issued under this Indenture (including Securities registered under the Securities Act to be exchanged for Securities issued on the Issue Date pursuant to the Registration Rights Agreement).

          The term "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          The term "SECURITYHOLDER" means a Holder of one or more Securities.

          The term "SENIOR DEBT" shall mean (i) the principal of (and premium, if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding) on, penalties and any obligation of the Company for reimbursement, indemnities and fees relating to, Debt outstanding pursuant to the Credit Facility, (ii) all other Debt of the Company referred to in the definition of Debt other than clauses (vii) and (viii) (with respect to clause (vii) of such definition) thereof, (iii) payment obligations of the Company under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements required by the Credit Facility, where the counterparty to such agreement is a lender under the Credit Facility, and (iv) all renewals, extensions, modifications, refinancings, refundings and amendments of any Debt or payment obligations referred to in clause (i), (ii), or (iii) above

(including, without limitation, any interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements that are entered into by the Company for the purpose of modifying, terminating or hedging any agreement that constitutes Senior Debt under clause (iii) above whether or not such modification, termination or hedge was required by the Credit Facility and whether or not the counterparty to such agreement is a lender or former lender under such Credit Facility), unless, in the case of any particular Debt referred to above, (a) such Debt is owed to a Subsidiary of the Company, (b) the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt is not superior in right of payment to the Securities, (c) such Debt is incurred in violation of the Indenture, or (d) such Debt is by its terms subordinate in right of payment in respect of any other Debt of the Company.

          The term "SENIOR REPRESENTATIVE" shall mean any trustee, agent or representative, if any, for the holders of any Designated Senior Debt.

          The term "STATED MATURITY" when used with respect to any security or Debt, or any installment of interest thereon, shall mean the date specified in such security or the instrument relating to such Debt as the fixed date on which the principal of such security or Debt or such installment of interest is due and payable.

          The term "SUBSIDIARY" of any Person shall mean (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof; PROVIDED, that an Unrestricted Subsidiary shall not be deemed to be a Subsidiary of the Company for purposes of the Indenture.

          The term "TIA" or "TRUST INDENTURE ACT" shall mean the Trust Indenture Act of 1939 as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.3 hereof and except to the extent any amendment to the TIA retroactively applies to this Indenture.

          The term "TRANSFER AGENT" shall mean any Person, which may be the Company, authorized by the Company to exchange or register the transfer of Securities.

          The term "TRUSTEE" shall mean the Person identified as the Trustee in the recitals of this Indenture, or any successor appointed pursuant to this Indenture.

          The term "UNRESTRICTED SUBSIDIARY" shall mean (i) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (other than as provided below but including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, PROVIDED, that (a) either (x) the Subsidiary to be so designated has total assets of $10,000 or less or (y) immediately after giving effect to such designation, the Company could incur $1.00 of additional Debt pursuant to the first paragraph of Section 4.9 and (b) immediately after giving effect to such designation, the Company could make an additional Restricted Payment of $1.00 pursuant to the first paragraph of
Section 4.11; PROVIDED, that the holders of Debt thereof do not have direct or indirect recourse against the Company or any Subsidiary of the Company and neither the Company nor any Subsidiary of the Company otherwise has liability, for any payment obligations in respect of such Debt. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, PROVIDED, that immediately after giving effect to such designation, the Company could incur $1.00 of additional Debt pursuant to the first paragraph of Section
4.9. Any such designation by the Board of Directors of the Company shall be evidenced by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions.

          The term "U.S. GOVERNMENT OBLIGATIONS" shall mean securities which are
(i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

          The term "VOTING STOCK" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

SECTION 1.2.  OTHER DEFINITIONS.

                                             Defined in
          Term                                 Section
          ----                               ----------

     "Acceleration Due to Blockage".........       6.2
     "Act"..................................       1.5
     "Agent Members"........................       2.15
     "blockage period"......................      11.2
     "Change of Control Offer"..............       4.17
     "Commission"...........................       4.7
     "covenant defeasance"..................       8.1
     "Default"..............................       6.1(c)
     "Events of Default"....................       6.1
     "Global Securities"....................       2.2
     "incur"................................       4.9
     "Indemnification Agreements"...........       4.14
     "Institutional Accredited Investors"...       2.16
     "legal defeasance".....................       8.1
     "Non-U.S. Person"......................       2.16
     "QIB"..................................       2.16
     "Paying Agent".........................       2.3
     "Physical Securities"..................       2.2
     "Private Placement Legend".............       2.2
     "Registrar"............................       2.3
     "Repurchase Date"......................       4.17
     "Restricted Payment"...................       4.11
     "Restricted Security"..................       2.16
     "Rule 144A"............................       2.2
     "Senior Nonmonetary Default"...........      11.2
     "Senior Payment Default"...............      11.2
     "Surviving Entity".....................       5.2

SECTION 1.3.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.


          The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Securities;


          "INDENTURE SECURITY HOLDER" means a Securityholder;

          "INDENTURE TO BE QUALIFIED" means this Indenture;

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

          "OBLIGOR" on the Securities means the Company, any other obligor upon the Securities or any successor obligor upon the Securities.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.4.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5)  provisions apply to successive events and transactions.

SECTION 1.5.   ACTS OF HOLDERS.

          (1)  Meetings of Securityholders shall be conducted in accordance with
Article 10. Any other request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Actions taken at meetings pursuant to Article 10 and such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (2) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

          (3) The ownership of Securities shall be proved by the register maintained by the Registrar.

          (4) Subject to the provisions of Section 9.4, any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security. However, any such Holder or subsequent Holder may revoke the request, demand, authorization, direction, notice, consent, waiver or other Act as to his or her Security or portion thereof if the Trustee receives written notice of revocation before the date such Act becomes effective.

          (5) Securities that remain outstanding after the consummation of the "Exchange Offer" as defined in the Registration Rights Agreement and new Securities issued in connection with such Exchange Offer will be entitled to vote or consent on all matters as a single class of Securities; neither the Securities nor such new Securities issued in connection with such Exchange Offer will have the right to vote or consent on any matter as a separate class.

                                    ARTICLE 2

                                 THE SECURITIES

SECTION 2.1.   FORM AND DATING.

          The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth in Exhibit A. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.2.   EXECUTION AND AUTHENTICATION.

          Two Officers (each of whom shall have been duly authorized by all requisite corporate actions) shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

          If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

          A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall from time to time authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of the Securities upon a written order of the Company in the form of an Officers' Certificate. In addition, on or prior to the date of the exchange offer contemplated by the Registration Rights Agreement, the Trustee or an authenticating agent shall authenticate Securities to be issued at the time of such exchange offer up to the aggregate principal amount of Securities which the Company accepts for exchange in the exchange offer contemplated by the Registration Rights Agreement, upon receipt of a written order of the Company signed by an Officer of the Company accompanied by the Securities accepted for exchange, which shall thereupon be cancelled. In each case, the Officers' Certificate shall specify the amount and type of Securities to be authenticated and the date on which the Securities are to be authenticated and the legends, if any, to be placed on the Securities. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth herein except as provided in Section 2.8.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any Affiliate of the Company.

          The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

          Securities offered and sold in reliance on Rule 144A under the Securities Act ("Rule 144A") shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A ("Global Securities"), deposited with the Trustee, as custodian for the Depository, and shall bear the legends set forth on Exhibit A-1 and Exhibit B. The aggregate principal amount of any Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Securities offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be issued in the form of certificated Securities in registered form set forth in Exhibit A and shall bear the legend regarding transfer restrictions applicable to certificated Securities (the "Private Placement Legend") set forth on Exhibit A-1. Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Securities offered and sold in reliance on Rule 144A may be issued, in the form of certificated Securities in registered form in substantially the form set forth in Exhibit A and shall bear the Private Placement Legend set forth on Exhibit A-1. Such certificated Securities are herein referred to as the "Physical Securities."

SECTION 2.3.   REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"),
(b) Securities may be presented or surrendered for payment ("Paying Agent") and
(c) notices and demands in respect of the Securities and this Indenture may be served. The Company may serve as the Agent referred to in clause (a), (b) or
(c) above. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to and approval of the Trustee, may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent reasonably acceptable to the Trustee. The term "Registrar" includes any appointed co-registrar. The Company initially appoints the Trustee as Registrar and Paying Agent and agent to receive notices and demands in respect of the Securities until such time as the Trustee has resigned or a successor has been appointed.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.4.   PAYING AGENT TO HOLD MONEY IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such money has been distributed to it by the Company or any other obligor on the Securities), and will notify the Trustee of any Default by the Company (or any other obligor upon the Securities) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate such money and hold it as a separate trust fund. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company (or any other obligor upon the Securities) at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company, a Subsidiary or any other obligor upon the Securities) shall have no further liability for the money.

SECTION 2.5.   SECURITYHOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company (or any other obligor upon the Securities) shall furnish to the Trustee at least seven Business Days before each interest payment date (and in all events at intervals of not more than six months) and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.6.   TRANSFER AND EXCHANGE.

          Subject to the applicable provisions of Sections 2.15 and 2.16 hereof, where Physical Securities are presented to the Registrar or a co-registrar with a request to register the transfer of such Securities or exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar or co-registrar and the Trustee, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request.

          The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business on a Business Day 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

          No service charge shall be made for any registration of transfer or exchange; provided, however, that the Company may require payment of a sum sufficient to pay any taxes or similar governmental charges that may be imposed in connection with the transfer or exchange of Securities from the Securityholder requesting such transfer or exchange (other than any such transfer taxes or similar governmental charges arising under the laws of the United States or of any State thereof payable upon transfers or exchanges pursuant to Sections 2.2, 2.7, 2.10, 3.6, 3.8, 4.17 or 9.5).

SECTION 2.7.   REPLACEMENT SECURITIES.

          If any mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, and the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge the Holder for its reasonable out-of-pocket expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company.

SECTION 2.8.   OUTSTANDING SECURITIES.

          The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled or those delivered to it for cancellation and those described in this Section as not outstanding.

          If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

          If an amount of money necessary to pay or redeem any Security shall be deposited in trust with the Trustee (and in the case of a Security which is to be redeemed prior to the Stated Maturity thereof, notice of such redemption shall be duly given or provision satisfactory to the Trustee shall be made for giving such notice), it shall cease to be outstanding and interest on it ceases to accrue on and after the Redemption Date.

          If a Security is cancelled by the Trustee or delivered to the Trustee for cancellation, it ceases to be outstanding and interest on it ceases to accrue.

          A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as otherwise provided in
Section 2.9 hereof.

SECTION 2.9.   TREASURY SECURITIES.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any other obligor upon the Securities or an Affiliate of the Company or such other obligor shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY SECURITIES.

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company pursuant to Section 2.2, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.11.  CANCELLATION.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary), and no one else, shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Securities in accordance with the usual destruction procedures of the Trustee, unless the Company directs them to be returned to it by written order signed by two Officers of the Company. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation. All cancelled Securities held by the Trustee shall be destroyed in accordance with the usual destruction procedures of the Trustee and a record of their destruction shall be maintained by the Trustee.
If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Debt represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.  DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day, in each case at the rate provided in the Securities. The Company shall, with the consent of and by written notice to the Trustee, fix each such special record date and payment date. At least 15 days before the special record date, the Company shall pay the amount due to the Trustee and the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13.  PERSONS DEEMED OWNERS.

          Prior to due presentment of a Security for registration of transfer and subject to Section 2.12, the Company, the Trustee, any Paying Agent, any co-registrar and any Registrar may deem and treat the person in whose name any Security shall be registered upon the register of Securities kept by the Registrar as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any co-registrar or any Registrar) for the purpose of receiving payments of principal of, premium, if any, or interest on, such Security and for all other purposes; and none of the Company, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary. However, neither the Company nor the Trustee will be liable for any delay by the Holder of the Global Securities or the

Depository in identifying beneficial owners of the Securities and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from such Holder of such Global Securities or the Depository for all purposes.

SECTION 2.14.  CUSIP NUMBER.

          The Company in issuing the Securities may use one or more "CUSIP" numbers, in accordance with the requirements of the Depository, and if so, the Trustee shall use the CUSIP number or numbers in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number or numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.15.  BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

          (a) The Global Securities initially shall (i) be issued as one certificate and registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee or its Agent as custodian for such Depository and (iii) bear legends as set forth in Exhibit A-1 and Exhibit B.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository or the Trustee to issue Physical Securities.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

          (d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

          (e) Any Physical Security constituting a Restricted Security, as defined below, delivered in exchange for an interest in a Global Security pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraph (c) of Section 2.16, bear the Private Placement Legend in Exhibit A-1.

          (f) The Holder of any Global Security may grant proxies and otherwise authorize any person, including any agent and persons that may hold interests through an agent, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16.  SPECIAL TRANSFER PROVISIONS.

          (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a restricted security as defined in Rule 144(a)(3) under the Securities Act (a "Restricted Security") to any accredited investor as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act ("Institutional Accredited Investors") and which is not a qualified institutional buyer ("QIB") as defined in Rule 144A under the Securities Act or to any person who is not a U.S. Person as defined under Regulation S promulgated under the Securities Act (a "Non-U.S. Person"):

          (i) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend (which Securities will be assumed by the Registrar to be Restricted Securities, until the Registrar receives written notice from the Company that the Securities have been registered under the Securities Act) if (A) the transferor furnishes to the

Company and the Transfer Agent such certifications, legal opinions or other information as they may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and (B) (x) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (y) in the case of a transfer to a Non-U.S. Person, the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto and, in each case, upon written approval of the transfer by an Officer of the Company; and

          (ii) if the proposed transferor is the Depository or an Agent Member holding a beneficial interest in a Global Security, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of a Global Security in an amount equal to the principal amount of the beneficial interest in a Global Security to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

          (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

          (ii) if the proposed transferee is the Depository or an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred; and

          (iii) if the proposed transferor is the Depository or an Agent Member holding a beneficial interest in a Global Security, and the Securities to be transferred consist of Global Securities which after the transfer are to be evidenced by Physical Securities, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

          (c) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless evidence satisfactory to the Trustee has been provided that (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

          (d) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to

Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          The Company shall cooperate with and advise the Trustee and the Registrar in writing regarding the application of Sections 2.15 and 2.16 such that the Trustee and the Registrar can determine the applicable requirements and satisfaction of such requirements.

                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.1.   NOTICES TO TRUSTEE.


          If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price. If the Company elects to have the Trustee furnish notice of redemption (as described above) of the Securities to the Holders, the Company shall notify the Trustee in writing and provide all the information and documentation required by this paragraph, at least 45 days but not more than 60 days before a Redemption Date.

          If the Company is required to repurchase Securities pursuant to the provisions of Section 4.17 hereof, it shall notify the Trustee in writing, at least 30 days but not more than 60 days before a Redemption Date, of the Section of this Indenture pursuant to which the repurchase shall occur, the Redemption Date, the principal amount of Securities to be repurchased and the Redemption Price and shall furnish to the Trustee an Officers' Certificate to the effect that (a) the Company is required to make or has made a Change of Control Offer and (b) the conditions set forth in Section 5.1 hereof, as the case may be, have been satisfied. If the Company elects to have the Trustee furnish notice of repurchase (as described above) of the Securities to the Holders, the Company shall notify the Trustee in writing and provide all the information and documentation required by this paragraph, at least 45 days but not more than 60 days before a Redemption Date.

          If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Securities held by each Holder.

SECTION 3.2.   SELECTION OF SECURITIES TO BE REDEEMED.

          If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange or if no such requirements exist, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and reasonable. In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Securities not previously called for redemption.

          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of them selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          In the event the Company is required to make an offer to redeem Securities pursuant to Section 4.15 hereof and the amount of the Net Available Proceeds from the Asset Disposition are not evenly divisible by $1,000, the Trustee shall hold the remaining portion of such Net Available Proceeds that are not so divisible until such amount, together with the Net Available Proceeds from any subsequent Asset Disposition, may be applied to make an offer to redeem Securities pursuant to Section 4.15.

SECTION 3.3.   NOTICE OF REDEMPTION.

          Subject to the provisions of Section 3.8 hereof, at least 30 days but not more than 60 days before a Redemption Date, the Company shall send by first class mail a notice of redemption to each Holder, at the last address for such Holder then shown on the registry books, whose Securities are to be redeemed, with a copy to the Trustee.

          The notice shall identify the Securities to be redeemed and shall state:

          (1)  the Redemption Date;

          (2)  the Redemption Price;

          (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

          (4)  the name and address of the Paying Agent;

          (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (6) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

          (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

          (8) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4.   EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to any Paying Agent, such Securities shall be paid at the Redemption Price, on condition that sufficient funds to pay the Redemption Price on such Securities have been deposited with the Paying Agent; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, registered as such, at the close of business on the relevant record date for the payment of such installment of interest.

SECTION 3.5.   DEPOSIT OF REDEMPTION PRICE.

          One Business Day prior to the Redemption Date, the
Company shall irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price of all Securities to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

          If the Company complies with the preceding paragraph, unless the Company defaults in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the Redemption Date until such principal is paid, and on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.1 hereof.

SECTION 3.6.   SECURITIES REDEEMED IN PART.

          Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.7.   OPTIONAL REDEMPTION.

          The Company may redeem all or any of the Securities at any time on or after June 15, 2000 at the Redemption Prices set forth in the Securities. Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

SECTION 3.8.   REDEMPTION UPON CHANGE OF CONTROL OFFER.

          The Company shall redeem Securities in accordance with the provisions of Section 4.17 hereof at a price of 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date. Any redemption pursuant to this Section 3.8 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

SECTION 3.9.   REDEMPTION PURSUANT TO SECTION 4.15.

          The Company shall redeem Securities in accordance with the provisions of Section 4.15 hereof at a price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date. Any redemption pursuant to this

Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.


                                    ARTICLE 4

                                    COVENANTS

          Subject to the provisions of Section 8.1, so long as Securities are outstanding hereunder, the Company covenants for the benefit of the Holders that:

SECTION 4.1.   PAYMENT OF PRINCIPAL AND INTEREST.

          The Company will punctually pay the principal, premium, if any, and interest to become due in respect of the Securities according to the terms of the Securities and this Indenture. One Business Day prior to any Stated Maturity, the Company shall irrevocably deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose. Such interest on the Securities shall be payable without presentation of such Securities only to or upon the written order of the Holders of such Securities. Subject to requirements of the Depository, payments of interest shall be made either, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear on the register of Securities or at the office or agency of the Company maintained in accordance with Section 4.2.

          The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum set forth in the Securities.

SECTION 4.2.   MAINTENANCE OF OFFICE OR AGENCY FOR NOTICES AND DEMANDS.

          The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Securities may be presented for payment, an office or agency where the Securities may be presented for registration of transfer and for exchange as provided in this Indenture and an office or agency where notices and demands to or upon the Company in respect of such Securities or of this Indenture may be served. Until otherwise designated by the Company in a written notice to the Trustee, such office or agency in the City of New York shall be the corporate trust office of the Trustee which shall be, until further notice to the Company by the Trustee, at First Interstate Bank of Texas, N.A. c/o Bank of Montreal Trust Company, 77 Water Street, Fourth Floor, New York, New York 10005.

SECTION 4.3.   INSURANCE MATTERS.

          The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of the Company or the applicable Subsidiary or (ii) customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 4.4.   COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

          (a) The Company shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every of its covenants contained in this Indenture and no Default or Event of Default occurred during such year or, if such signers do know of any Default or Event of Default, the certificate shall describe such Default or Event of Default and its status with reasonable particularity.

          (b) The Company shall deliver to the Trustee, within five (5) Business Days of becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, a notice identifying in reasonable detail the circumstances relating to such Default or Event of Default.

SECTION 4.5.   CORPORATE EXISTENCE.

          Subject to Article Five, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such material right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of the Securities.

SECTION 4.6.   PAYMENT OF TAXES AND OTHER CLAIMS.

          The Company will pay or discharge or cause to be paid or discharged, before any material penalty accrues thereon, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.7.  REPORTS TO THE COMMISSION.

          (a) The Company (at its own expense) shall file with the Trustee within five days after it files with the Securities and Exchange Commission (the "Commission") definitive copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) to be filed pursuant to Sections 13 or 15(d) of the Exchange Act (without exhibits). In the event that the Company is not subject to the requirements of such Section 13 or 15(d) of the Exchange Act, the Company (at its own expense) shall file with the Trustee such reports, information and other documents that would have been filed with the Trustee pursuant to the preceding sentence had the Company been subject to such reporting requirements of such Sections. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a). Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture.

          (b) At the Company's expense, the Company shall cause definitive copies (without exhibits) of any annual report if furnished by it to stockholders generally and each quarterly report if furnished by it to stockholders generally, in each case filed with the Trustee pursuant to paragraph (a) above, to be mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar at the time of such furnishing to stockholders. If the Trustee (at the Company's request and expense) is to mail the foregoing information to the Holders, the Trustee shall have not more than ten days after its receipt thereof from the Company to complete such distribution. Notwithstanding anything contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture.

          (c) The Company will, upon request, provide to any Holder of Securities that are not subject to an effective registration statement under the Securities Act or any prospective transferee of any such Holder any information concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer such Securities in compliance with Rule 144A under the Securities Act.

SECTION 4.8.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on, the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.9.  LIMITATION ON CONSOLIDATED DEBT.

          The Company may not, and may not permit its Subsidiaries to, directly or indirectly, create, incur, assume, become liable for or guarantee the payment of (collectively, "incur") any Debt (including Acquired Debt), PROVIDED, HOWEVER, that the Company may incur Debt (including Acquired Debt) and may permit a Subsidiary to incur Acquired Debt if immediately thereafter the ratio of the aggregate principal amount of Debt of the Company and its Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet to Pro Forma Consolidated Cash Flow for the preceding four full fiscal quarters, determined on a pro forma basis as if any such Debt had been incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters, would be less than 5.5 to 1.

          Notwithstanding the foregoing, the Company may, and may permit its Subsidiaries to, incur the following without regard to the foregoing limitation and without duplication: (i) Debt of the Company under the Credit Facility in an aggregate principal amount not to exceed $125 million at any one time outstanding; (ii) Guarantees by Subsidiaries of Debt permitted by clause (i);
(iii) Debt of the Company evidenced by the Securities; (iv) Debt owed by the Company to any wholly owned Subsidiary of the Company or owed by any wholly owned Subsidiary of the Company to the Company or any other wholly owned Subsidiary of the Company (but only so long as such Debt is held by the Company or such wholly owned Subsidiary); (v) Debt outstanding on the date the

Securities are originally issued under the Indenture; (vi) Permitted Deferred Payments; (vii) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Debt is extinguished within two Business Days of its incurrence; (viii) Refinancing Debt; and (ix) renewals of Guarantees permitted by clause (ii) above.

          For purposes of determining any particular amount of Debt under this covenant, Guarantees of (or obligations with respect to letters of credit supporting) Debt otherwise included in the determination of such amount shall not also be included. For the purpose of determining compliance with this covenant, (A) in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Company, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses; and (B) the amount of Debt issued at a price which is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

SECTION 4.10.  LIMITATION ON CERTAIN DEBT.

          So long as any of the Securities are outstanding the Company will not incur or suffer to exist any Debt (other than (i) the Securities and (ii) any PARI PASSU Debt) that is by its terms subordinate in right of payment to any other Debt of the Company unless such Debt is also subordinate by its terms in right of payment to the Securities.

SECTION 4.11.  LIMITATION ON RESTRICTED PAYMENTS.

          The Company may not, and may not permit any of its Subsidiaries to,
(i) directly or indirectly, declare or pay any dividend, or make any distribution, in respect of its Capital Stock or to the holders thereof (including pursuant to a merger or consolidation of the Company, but excluding any dividends or distributions payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock)), other than dividends or distributions payable to the Company or any wholly owned Subsidiary of the Company, or by a Subsidiary of the Company to a holder who is not the Company or a wholly owned Subsidiary of the Company, provided that such dividend or distribution is paid to all of the holders of the Capital Stock of the payor of such dividend, pro rata in accordance with their respective interests, (ii) directly or indirectly, purchase, redeem or otherwise acquire or retire for value (a) any Capital Stock of the Company or any Related Person or (b) any options, warrants, or rights to purchase or acquire shares of Capital Stock of the Company or any Related Person, (iii) make any loan, advance, capital contribution to or investment in, or payment on a Guarantee of any obligation of any Affiliate or any Related Person (other than the Company or a Subsidiary of the Company), inclusive of any loan, advance, capital contribution to or investment in, or payment on a Guarantee of any obligation of any Affiliate or Related Person by the Company pursuant to a transaction whereby any such Affiliate or Related Person becomes an Affiliate or Related Person, but exclusive of any loan, advance, capital contribution to or investment in, or payment on a Guarantee of any obligation of, any Person by the Company or a Subsidiary of the Company pursuant to a transaction whereby any such Person becomes a Subsidiary of the Company, in each case unless otherwise prohibited by the terms of this Indenture, or (iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment (other than with the proceeds of Refinancing Debt), Debt of the Company which is subordinate in right of payment to the Securities (each of clauses (i) through (iv) being a "Restricted Payment"), if at the time of such Restricted Payment, or after giving effect thereto: (1) an Event of Default, or an event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, (2) the Company could not incur $1.00 of additional Debt under the first paragraph of Section
4.9 hereof, or (3) the aggregate of all Restricted Payments from the date of the Indenture exceeds the sum of: (a) the remainder of (x) 100% of cumulative Free Cash Flow after June 30, 1995 through the last day of the last full fiscal quarter immediately preceding such Restricted Payment for which quarterly or annual financial statements of the Company are available minus (y) the product of 2.0 times cumulative Consolidated Fixed Charges after June 30, 1995 through the last day of the last full fiscal quarter immediately preceding such Restricted Payment for which quarterly or annual financial statements of the Company are available; and (b) after the date of the Indenture, 100% of the aggregate net proceeds from the issuance of Capital Stock (other than Redeemable Stock) of the Company and options, warrants or other rights on Capital Stock (other than Redeemable Stock) of the Company and the principal amount of Debt of the Company that has been converted into Capital Stock (other than Redeemable Stock) of the Company.

          The foregoing provision will not be violated by reason of (i) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing provision;
(ii) the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of Capital Stock (other than Redeemable Stock) of the Company;
(iii) the purchase, redemption, defeasance or other acquisition or retirement of Debt of the Company which is subordinate in right of payment of the Securities, in exchange for, by conversion into, or out of the net proceeds of, a substantially concurrent (a) issue or sale

(other than to a Subsidiary) of Capital Stock (other than Redeemable Stock) of the Company, or (b) incurrence of Refinancing Debt with respect to such subordinated Debt; or (iv) investments in telecommunications businesses in an aggregate amount not exceeding $10.0 million; PROVIDED that no Default or Event of Default shall have occurred and be continuing at the time, or shall occur as a result, of any of the actions contemplated in clauses (ii) and (iii) above. Any payment made pursuant to clauses (i) through (iii) (other than subclause
(iii)(b)) of this paragraph shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments under the preceding paragraph.

SECTION 4.12.  LIMITATION ON DISTRIBUTIONS BY AND TRANSFERS TO SUBSIDIARIES,
               ETC.

          The Company may not, and may not permit any Subsidiary of the Company to, create, assume or otherwise suffer to exist any encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to the Company or any other Subsidiary of the Company; (ii) make loans or advances to the Company or any Subsidiary of the Company; or (iii) transfer any of its property or assets to the Company or a Subsidiary of the Company. Notwithstanding the foregoing, the Company may, and may permit any of its Subsidiaries to, create, assume or otherwise suffer to exist any such encumbrances or restriction on the ability of any Subsidiary of the Company if and to the extent (i) subject to the provision described under Section 5.1, such encumbrance or restriction existed prior to the time any Person became a Subsidiary of the Company and such restriction or encumbrance was not incurred in anticipation of such acquisition of such Person by the Company; (ii) subject to the provisions described under Section 5.1,
Section 4.15 and Section 4.16, such encumbrance or restriction exists by reason of a customary merger or acquisition agreement for the purchase or acquisition of the stock or assets of the Company or any of its Subsidiaries by another Person; (iii) such encumbrance or restriction is contained in an operating lease for real property and is effective only upon the occurrence and during the continuance of a default in the payment of rent; (iv) such encumbrance or restriction is the result of applicable corporate law or regulation relating to the payment of dividends or distributions; (v) such encumbrance or restriction is the result of applicable statute, regulation or administrative rule which restricts the transfer of licenses or permits; and (vi) such encumbrance or restriction is contained in the Credit Facility on the date of the Indenture, including any amendment, modification, supplementation, restatement or replacement of such Credit Facility, PROVIDED that the terms and conditions of such amendment, modification, supplementation, restatement or replacement in respect of such encumbrance or restriction are not less favorable to the Holders of the Securities than the terms and conditions in respect of such encumbrance or restriction of the Credit Facility on the date of the Indenture.

SECTION 4.13.  LIMITATION ON LIENS.

          The Company will not, and will not permit any Subsidiary of the Company to, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon or in respect of any of its property or assets to secure any Debt which is pari passu with or subordinate in right of payment to the Securities, unless the Securities are secured equally and ratably simultaneously with or prior to the creation, incurrence or assumption of such Lien; PROVIDED, HOWEVER, that if such Debt is expressly subordinate to the Securities, the Lien securing such subordinated Debt shall be subordinate and junior to the Lien securing the Securities with the same relative priority as such subordinated Debt shall have with respect to the Securities.

SECTION 4.14.  LIMITATION ON TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS.

          The Company may not, and may not permit any Subsidiary of the Company to, directly or indirectly, enter into any transaction or series of transactions after the date of the Indenture with any Affiliate or Related Person (other than the Company or a wholly owned Subsidiary of the Company), unless (i) such transaction or series of transactions is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or a Related Person; and (ii) if such transaction or series of transactions involves aggregate of $1 million, then such transaction or series of transactions is approved by a majority of the Board of Directors of the Company, including the approval of a majority of the independent, disinterested directors, and is evidenced by a resolution of the Board of Directors of the Company. Any such transaction or series of transactions shall be conclusively deemed to be on terms no less favorable to the Company or such Subsidiary than those that could be obtained in an arm's-length transaction if such transaction or transactions are approved by a majority of the Board of Directors of the Company, including a majority of the independent disinterested directors, and are evidenced by a resolution of the Board of Directors of the Company.

          This covenant will not apply to (a) transactions between the Company or any of its Subsidiaries and any employee of the Company or any of its Subsidiaries that are entered into in the ordinary course of business, (b) the payment of reasonable and customary regular fees and expenses to directors of the Company, (c) the making of indemnification, contribution or similar payments to any director or officer of the Company or any Subsidiary of the Company under the Company's or such Subsidiary's charter or bylaws (as each may be amended after the date of this Indenture or any indemnification or similar agreement between the Company or any such Subsidiary and any of its directors or officers (collectively, "Indemnification Agreements"), or (d) the entering into any Indemnification Agreements with any current or future directors or officers or the Company or any Subsidiary of the Company.

SECTION 4.15.  LIMITATION ON CERTAIN ASSET DISPOSITIONS.

          The Company may not, and may not permit any Subsidiary of the Company to, make any Asset Disposition in one or more transactions unless: (i) the Company (or such Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors of the Company; (ii) at least 80% of the consideration for such Asset Disposition consists of cash or readily marketable cash equivalents or the assumption of Senior Debt or pari passu Debt of the Company and release from all liability on such Senior Debt or pari passu Debt; and (iii) all Net Available Proceeds of such Asset Disposition, less any amounts invested within 180 days of such Asset Disposition in assets related to the business of the Company, are applied within 180 days of such Asset Disposition, (a) first to the permanent reduction of any Debt then outstanding under the Credit Facility to the extent the terms of the Credit Facility require such application or prohibit prepayment of the Securities, (b) second, to the repayment of any other Senior Debt to the extent the terms of such Debt require such application or prohibit prepayment of the Securities, and (c) third, to the extent remaining Net Available Proceeds, together with any remaining Net Available Proceeds from any prior Asset Disposition, exceed $3 million, to make an offer to purchase, on a pro rata basis according to their respective principal amounts then outstanding (or accreted value, as the case may be), the outstanding Securities and pari passu Debt, at 100% of their principal amount (or accreted value, as the case may be), plus accrued interest to the date of the purchase.

          Notwithstanding the foregoing, the Company shall not be required to repurchase or redeem Securities or to repay other Debt pursuant to clause (iii) above until the Net Available Proceeds from any Asset Disposition together with the Net Available Proceeds from any prior Asset Disposition not otherwise applied in accordance with clause (a), (b) or (c) of the preceding paragraph, less any amounts invested within 180 days of such disposition or dispositions in assets related to the business of the Company, exceed $5 million. To the extent that the aggregate purchase price of the Securities tendered pursuant to such an offer to purchase is less than the aggregate purchase price offered in such offer, the Company may use such shortfall for general corporate purposes. The Company shall not be entitled to any credit against such obligation to purchase Securities for the principal amount of any Securities acquired by the Company other than pursuant to such offer to purchase. These provisions will not apply to a transaction which is permitted under the provisions described under Section 5.1.

          Subject to the provisions described under Section 5.1, below, the provisions of this covenant shall not apply to any Asset Disposition which is part of an Asset Exchange Transaction if (i) the Board of Directors of the Company shall determine that the Asset Exchange Transaction is fair and reasonable to, and in the best interests of, the Company, which determination shall be evidenced by a resolution of the Board of Directors of the Company filed with the Trustee and (ii) in the event (a) the properties and assets of the Company or a Subsidiary of the Company to be transferred in such Asset Exchange Transaction or the properties and assets of the Subsidiary of the Company whose Capital Stock is being transferred in such Asset Exchange Transaction represent $5 million or more as reflected in the most recent quarterly or annual consolidated balance sheet of the Company and its Subsidiaries prior to such Asset Exchange Transaction and (b) such transfer is made to an Affiliate or Related Person, the Company shall have obtained the written opinion of an independent financial advisor stating that the Asset Exchange Transaction is fair to the Company from a financial point of view or the determination under (i) above shall have been made by a majority of the disinterested directors of the Company.

SECTION 4.16.  LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF
               SUBSIDIARIES.

          The Company (i) shall not, and shall not permit any Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of such or any other Subsidiary to any Person (other than the Company or a wholly owned Subsidiary) unless such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Subsidiary owned by the Company or such other Subsidiary and the Net Available Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with
Section 4.15 and (ii) shall not permit any Subsidiary to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, its Capital Stock to any Person other than the Company or a wholly owned Subsidiary of the Company.

SECTION 4.17.  CHANGE OF CONTROL.

          Upon the occurrence of a Change of Control, each Holder of the Securities shall have the right to require that the Company repurchase such Holder's Securities, in whole or in part (equal to $1,000 or integral multiples of $1,000), at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, pursuant to the offer described in the succeeding paragraph (the "Change of Control Offer").

          Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating: (i) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities, in whole or in part (equal to $1,000 or integral multiples of $1,000), at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase; (ii) the circumstances and relevant facts regarding such Change of Control (including relevant information with respect to the transaction giving rise to such Change of Control and, if applicable, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (iii) the repurchase date (which shall be not earlier than 30 days or later than 60 days from the date such notice is mailed) (the "Repurchase Date"); (iv) that any Security not tendered will continue to accrue interest; (v) that any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Repurchase Date; (vi) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may be the Company) at the address specified in the notice prior to the close of business on the Repurchase Date (provided that the Company may require delivery of notice of tender on such earlier date as may be required by the Depository prior to the Repurchase Date); (vii) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third business day (or such shorter periods as may be required by applicable law) preceding the Repurchase Date, a telegram, telex, facsimile transmission, letter or other written communication customarily practiced by the Depository and the Trustee, setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, and a statement that such Holder is withdrawing his or her election to have such Securities purchased and instructing the Trustee to return his or her Physical Securities; and (viii) that Holders which elect to have their Securities purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered.

          The Company shall (i) on the Repurchase Date, accept for payment Securities or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) one Business Day prior to the Repurchase Date deposit with the Trustee or a Paying Agent (or segregate, if the Company is acting as its own Paying Agent) money in immediately available funds sufficient to pay the purchase price of all Securities or portions thereof so tendered and (iii) on the Repurchase Date, deliver or cause to be delivered to the Trustee

Securities so accepted, together with an Officers' Certificate stating the Securities or portions thereof which are thereby tendered to the Company. The Trustee or a Paying Agent shall promptly mail to the Holders of Securities such accepted payment in an amount equal to the purchase price and promptly authenticate and mail to such Holders a new Security in a principal amount equal to any unpurchased portion of the Security surrendered. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Repurchase Date.

          In the event a Change of Control occurs and any repurchase pursuant to the foregoing constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act, the Company will comply with the requirements of Rule 14e-1 as then in effect, to the extent applicable, and any other applicable securities laws or regulations with respect to such repurchase. The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company.


                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.1.   LIMITATION ON MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF
               ASSETS.

          The Company (i) may not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company or any Subsidiary of the Company (in a transaction in which such Subsidiary remains a Subsidiary of the Company); (ii) may not, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets; (iii) may not, and may not permit any Subsidiary of the Company to, directly or indirectly, acquire Capital Stock of any other Person such that such Person becomes a Subsidiary of the Company; and (iv) may not, and may not permit any Subsidiary of the Company to, directly or indirectly, purchase, lease or otherwise acquire (x) all or substantially all of the assets or (y) any existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) of any Person unless: (1) immediately before and after giving effect to such transaction and treating any Debt incurred by the Company or a Subsidiary of the Company as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default, shall have occurred and be continuing; (2) in a transaction in which the Company does not survive or in which the Company conveys, sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company is organized under the laws of the United States or any State thereof or the District of Columbia and expressly assumes, by a supplemental Indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under this Indenture; and (3) immediately after giving effect to such transaction, the Company or the successor entity to the Company could incur at least $1.00 of additional Debt pursuant to the first paragraph of Section 4.9 hereof; PROVIDED, HOWEVER, that the provisions of this clause (3) shall not apply to transactions described in clauses (i) through (iv) above which are (x) between the Company and one or more of its wholly owned Subsidiaries or (y) between two or more wholly owned Subsidiaries of the Company.

          Notwithstanding clause (3) above, the Company or any Subsidiary of the Company may acquire the Capital Stock of a Person in a transaction in which such Person becomes a Subsidiary of the Company or directly or indirectly purchase, lease or otherwise acquire (x) all or substantially all of the assets or (y) any existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) of any Person so long as (a) the sum of the consideration paid for all other such acquisitions consummated during the twelve-month period immediately preceding the date of such acquisition and the Debt incurred in connection therewith does not exceed 5% of Consolidated Tangible Assets of the Company immediately prior to such acquisition.

          The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

SECTION 5.2.  SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in accordance with Section 5.1 hereof, the continuing corporation or the entity formed by or surviving any such consolidation or merger, or to which a sale, lease, conveyance or other disposal of all or substantially all of the Company's assets is made (the "Surviving Entity") shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity has been named as the Company herein, and, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.1.  EVENTS OF DEFAULT.

          An "EVENT OF DEFAULT" shall occur if:

          (a) the Company defaults in the payment of interest on any Securities when the same becomes due and payable and the Default continues for a period of 30 days (including the failure to make payments pursuant to a Change of Control Offer pursuant to Section 4.17 or an offer to repurchase pursuant to Section 4.15);

          (b) the Company defaults in the payment of the principal or premium, if any, of any Securities when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise (including the failure to make payments pursuant to a Change of Control Offer pursuant to Section
     4.17 or an offer to repurchase pursuant to Section 4.15);

          (c) the Company or any Subsidiary of the Company fails to comply with any other covenants or agreements (other than the provisions of Article
     Five) contained in the Securities or this Indenture (a "Default"), and the Default continues for a period of 60 days after the notice specified below;

          (d) the Company or any Subsidiary of the Company fails to perform or comply with the provisions of Article Five;

          (e) the Company or any of its Subsidiaries (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law,
     (D) consents to the appointment of a custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing;

          (f) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Subsidiaries, (B) appoint a custodian of the Company or any of its Subsidiaries or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

          (g) final judgment or judgments for the payment of money which in the aggregate at any one time exceeds $2 million shall be rendered against the Company or any Subsidiary of the Company by a court of competent jurisdiction and shall not have been vacated, discharged, satisfied or stayed within 60 days after such judgment becomes final and nonappealable; or

          (h) a default shall have occurred under any bonds, debentures, notes or other evidences of indebtedness of the Company or any Subsidiary of the Company or under any mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness by the Company or any Subsidiary of the Company, in any case with a principal amount of at least $2 million outstanding, and such indebtedness already is due and payable in full or such default has resulted in the acceleration of the maturity of such indebtedness, in each case after a period of five days during which period such default shall not have been cured or such acceleration shall not have been rescinded.


          Subject to the provisions of this Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee indemnity satisfactory to the Trustee, in accordance with Sections 6.6 and 7.1(5). Subject to such provisions for the indemnification of the Trustee and in accordance with Section 6.5, the Holders of a majority in aggregate principal amount of the outstanding Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

          A Default under clause (c) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee, of the Default, and the Company or the Subsidiary of the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default" under this Section 6.1. Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Securities then outstanding. When a Default is cured or waived, it ceases.

SECTION 6.2.  ACCELERATION.

          (a) If an Event of Default (other than an Event of Default specified in Section 6.1(e) or 6.1(f) with respect to the Company or any Subsidiary of the Company) occurs and is continuing, the Trustee may, by notice to the Company and to the agent bank for the Credit Facility (and, if any Designated Senior Debt is outstanding, to the holders thereof or their Senior Representatives), or the Holders of at least 25% in principal amount of the Securities then outstanding may, by written notice to the Company and the Trustee, and the Trustee shall (with notice to the agent bank for the Credit Facility and to the holders of Designated Senior Debt or their Senior Representatives if any Designated Senior Debt is outstanding), upon the request of such Holders, declare the aggregate principal amount of the Securities outstanding, together with accrued but unpaid interest thereon to the date of payment, to be due and payable and, upon any such declaration, the same (i) shall become and be due and payable; or (ii) if there is any Senior Debt under the Credit Facility or Designated Senior Debt outstanding, shall become due and payable upon the first to occur of an acceleration under such Senior Debt or five Business Days after receipt by the Company, the agent bank for the Credit Facility and the Senior Representative with respect to such Designated Senior Debt of such acceleration notice, unless all Events of Default specified in such acceleration notice (other than any Event of Default in respect of non-payment of principal) shall have been cured; thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of Securities by appropriate judicial proceeding.
However, the Trustee shall be under no obligation to follow any request of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction. If an Event of Default specified in Section 6.1(e) or 6.1(f) occurs with respect to the Company, all unpaid principal or premium, if any, of, and accrued interest on, the Securities then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

          (b) After a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of at least a majority in aggregate principal amount of Securities outstanding, by written notice to the Company and the Trustee, may annul such declaration if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (a) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (b) all overdue interest on all Securities, and (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and (ii) all Events of Default, other than the non-payment of principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived. Notwithstanding the foregoing, any acceleration of payment of the Securities from the failure of the Company to make an interest payment on the Securities during a Payment Blockage Period (an "Acceleration Due to Blockage") automatically will be rescinded if and when the following conditions are satisfied within five Business Days following the end of such Payment Blockage Period: (i) the payment in respect of interest on the Securities, the failure of which gave rise to such Event of Default, is made; and (ii) no other Event of Default, other than an Event of Default which has occurred solely as a result of the acceleration of other Debt of the Company or any Restricted Subsidiary prior to its express maturity that was caused solely by an Acceleration Due to Blockage, shall have occurred and be continuing.

SECTION 6.3.  OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.4.  WAIVER OF PAST DEFAULTS.

          Subject to Sections 6.7 and 9.2, the Holders of greater than 50% in aggregate principal amount of the Securities outstanding may on behalf of the Holders of all the Securities waive any past defaults under this Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Security, or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Security outstanding.

SECTION 6.5.  CONTROL BY MAJORITY.

          The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it including, without limitation, any remedies provided for in
Section 6.3. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.6.  LIMITATION ON SUITS.

          A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

          (c) such Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of satisfactory indemnity; and

          (e) during such 60-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.7.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on, a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.8.  COLLECTION SUIT BY TRUSTEE.

          If an Event of Default in payment of principal, premium, if any, or interest specified in clause (a) or (b) of Section 6.1 occurs and is continuing, or if any other Event of Default has occurred and the amounts due have been accelerated, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9.  TRUSTEE MAY FILE PROOFS OF CLAIM.


          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Securities, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  PRIORITIES.

          If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

          First:  to the Trustee for amounts due under
     Section 7.7 and the costs and expenses of collection;

          Second:  to holders of Senior Debt to the extent required by Article
     11;

          Third:   to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

          Fourth:  to the Company.

          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.


                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.1.   DUTIES OF TRUSTEE.

          (1) If an Event of Default has occurred and is continuing, the Trustee, subject to subparagraph (5) below, shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (2)  Except during the continuance of an Event of Default:

          (a) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (a) This paragraph does not limit the effect of paragraph (2) of this Section.

          (b) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

          (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(1), (2) and (3) of this Section and the first sentence of paragraph (5) of this Section.

          (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense including, without limitation, reasonable attorney fees.

          (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2.   RIGHTS OF TRUSTEE.

          (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (3) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

SECTION 7.3.   INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Paying Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4.   TRUSTEE'S DISCLAIMER.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

SECTION 7.5.   NOTICE OF DEFAULTS.

          If a Default occurs and is continuing, the Trustee shall mail to Securityholders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Security (including the failure to make a mandatory redemption pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.6.   REPORTS BY TRUSTEE TO HOLDERS.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA Section 313(a), if such a report is required pursuant to TIA Section 313(a). The Trustee also shall comply with TIA

Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Securityholders shall be filed with the Commission and each stock exchange on which the Securities are listed. The Company or any other obligor upon the Securities shall notify the Trustee when the Securities are listed on any stock exchange.

SECTION 7.7.   COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee against any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the fourth paragraph of this Section 7.7. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company under this Section 7.7 to compensate and indemnify the Trustee and its agents and to reimburse the Trustee for its reasonable expenses shall survive the resignation or replacement of the Trustee or the termination of the Company's obligations hereunder and the satisfaction and discharge of this Indenture.

          The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or willful misconduct, except to the extent the Trustee has acted in accordance with the standard of care set forth in clauses (a) and (c) of Section 7.1(3).

          To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8.   REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a custodian or public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company and any other obligor upon the Securities shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.7, and all duties and obligations of the retiring Trustee hereunder shall cease.

SECTION 7.9.   SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee powers, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee is subject to TIA Section 310(a)(5) concerning inability of a trustee to be a direct or indirect obligor of the Securities and is subject to TIA Section 310(b) regarding disqualification of a trustee upon acquiring any conflicting interest. Nothing contained herein shall prevent the Trustee from filing the application in TIA
Section 310(b) regarding resignation.

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee is subject to TIA Section 311(a), subject to the creditor relationship provisions listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

SECTION 8.1.   LEGAL DEFEASANCE AND COVENANT DEFEASANCE OF THE SECURITIES.

          (a) The Company may, at its option by Board resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph
(c) below be applied to
the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

          (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due and (ii) obligations listed in Section 8.3.

          (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Section 5.1 and in Sections
4.3 through 4.17 (subject to compliance with the Company's obligations under the TIA), with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(c), nor shall any event referred to in Section 6.1(f) thereafter constitute a Default or an Event of Default thereunder but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

          (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

          (1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, cash or U.S. Government Obligations maturing as to principal and interest at such times, or a combination thereof, in such amounts as are sufficient, without consideration of the reinvestment of such interest and after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Securities on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Securities;

          (2) (i) No Event of Default shall have occurred or be continuing on the date of such deposit, and (ii) no Default or Event of Default under
     Section 6.1(e) or 6.1(f) shall occur on or before the 123rd day after the date of such deposit;

          (3) Such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument or agreement to which the Company is a party or by which it or its property is bound;

          (4) No default on any Senior Debt shall have occurred and be continuing;

          (5) In the case of a legal defeasance under paragraph (b) above, the Company has delivered to the Trustee an Opinion of Counsel stating that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and, in the case of a covenant defeasance under paragraph (c) above, the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (6) The Holders shall have a perfected security interest under applicable law in the cash or U.S. Government Obligations deposited pursuant to Section 8.1(d)(1) above, or such cash or U.S. Government Obligations are held in irrevocable trust for the benefit of all Holders;

          (7) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, (i) after the passage of 123 days following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally, and (ii) neither the Company, the Trustee nor the trust is an investment company under the Investment Company Act of 1940, or has been registered as an investment company; and

          (8) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section
     8.1 have been complied with; PROVIDED, HOWEVER, that no deposit under clause (1) above shall be effective to terminate the obligations of the Company under the Securities or this Indenture prior to 123 days following any such deposit.

          In connection with the issuance of debt securities the proceeds of which will be used to redeem all the Securities then outstanding, none of Sections 4.9, 4.10, 4.11 and 4.12 shall be violated by the issuance of such debt securities to the extent the Company complies with all of the provisions of this
Section 8.1(d) other than Section 8.1(d)(2)(ii). The Company and the Trustee shall use their best efforts to ensure that the deposit referred to in Section 8.1(d)(1) does not result in the Company, the Trustee or the trust becoming or being deemed an investment company under the Investment Company Act of 1940. In the event that such deposit does result in the Company, the Trustee or the trust becoming or being deemed an investment company, the Company shall bear all related expenses of registration and reporting under the Investment Company Act of 1940 for the duration of the trust.

SECTION 8.2.   TERMINATION OF OBLIGATIONS UPON CANCELLATION OF THE SECURITIES.

          In addition to the Company's rights under Section 8.1, the Company may terminate all of its obligations under this Indenture (subject to Sections 8.3 and 8.7) when:

          (1) all Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation;

          (2) the Company has paid or caused to be paid all other sums payable hereunder and under the Securities by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate, stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 8.3.  SURVIVAL OF CERTAIN OBLIGATIONS.

          Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in Section 8.1 or 8.2, the respective obligations of the Company, and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.14, 4.2, 6.7, 7.7, 7.8, 8.5, 8.6 and 8.7 and shall survive until the
Securities are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.7, 8.5, 8.6 and 8.7 shall survive. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.4.  ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE.

          Subject to Section 8.7, after (i) the conditions of Section 8.1 or 8.2 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.3.

SECTION 8.5.  APPLICATION OF TRUST ASSETS.

          The Trustee shall hold any cash or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.1. The Trustee shall apply the deposited cash or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.1, to the payment of principal of, premium, if any, and interest on the Securities. The cash or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with Section 8.1, shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

SECTION 8.6.  REPAYMENT TO THE COMPANY; UNCLAIMED MONEY.

          Upon termination of the trust established pursuant to Section 8.1, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess cash or U.S. Government Obligations held by them. Additionally, if money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company forthwith, unless otherwise required by law. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          The Trustee and the Paying Agent shall pay to the Company upon request, and, if applicable, in accordance with the irrevocable trust established pursuant to Section 8.1, any cash or U.S. Government Obligations held by them for the payment of principal of, premium, if any, or interest on the Securities that remain unclaimed for two years after the date on which such payment shall have become due unless otherwise required by law. After payment to the Company, Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law designates another person.

SECTION 8.7.  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such cash or U.S. Government Obligations in accordance with Section 8.1; provided that if the Company makes any payment of principal of, premium, if any, or interest on any Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

                                    ARTICLE 9

                                   AMENDMENTS

SECTION 9.1.   WITHOUT CONSENT OF HOLDERS.

          The Company, when authorized by a Board resolution, and the Trustee, together, may amend or supplement this Indenture or the Securities without the consent of any Securityholder:

          (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder;

          (2)  to comply with Section 5.1;

          (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA as then in effect;

          (4) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (5) to make any change that does not adversely affect the legal rights hereunder of any Securityholder;

          (6) to evidence or to provide for a replacement Trustee under Section 7.8;

          (7) to make Securities registered under the Securities Act subject to this Indenture in accordance with the Registration Rights Agreement; or

          (8) to add to the covenants and agreements of the Company for the benefit of the Holders and to surrender any right or power herein reserved to the Company, PROVIDED that, except in the case of clause (6) above, the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.1.

          Upon the written request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
9.6 hereof, the Trustee shall join with the Company in the execution of any supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2.   WITH CONSENT OF HOLDERS.

          The Company, when authorized by a Board resolution, and the Trustee, together, may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities. The Holders of a majority in principal amount of the Securities then outstanding may, or the Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities may, waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities.

          Upon the written request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such supplemental Indenture but the Trustee shall not be obligated to enter into such supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental Indenture.

          Notwithstanding the first paragraph of this Section 9.2, without the consent of each Holder affected, an amendment or waiver under this Section may not:

          (1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the percentage of principal amount of outstanding Securities whose Holders must consent to a modification or amendment of this Indenture or for waiver of Events of Default or Defaults provided for in this Indenture;

          (3) reduce the principal amount (or the premium) of any Security or change the maturity date of the principal of, or any installment of interest on, Securities;

          (4) reduce the Redemption Price, including premium, if any, payable upon redemption or repurchase of any Security or change the time at which any Security may or shall be redeemed or repurchased;

          (5) reduce the rate or change the time, place or currency of payment of principal of, premium, if any, or interest (including defaulted interest) on, any Security;

          (6) impair the right to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on, any Security;

          (7) waive a continuing past Default or Event of Default in the payment of principal of, premium, if any, or interest on, the Securities;

          (8) modify any of the provisions of this Indenture relating to the subordination of the Securities in a manner adverse to Holders of such Securities;

          (9) modify any of the provisions of this Indenture relating to the modification and amendment of this Indenture or the waiver of past defaults or covenants; or

          (10) following the mailing of an offer with respect to a Change of Control Offer as described under Section 4.17 or an offer to purchase as described under Section 4.15, modify this Indenture with respect to such Change of Control Offer or offer to purchase in a manner adverse to such Holders.

SECTION 9.3.   COMPLIANCE WITH TRUST INDENTURE ACT.

          If at the time this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Securities shall be set forth in a supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4.   REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any Act of Holders, including any amendment, supplement or waiver. If a record date is fixed, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such Act of Holders, including an amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. After an Act of Holders, including an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it is an amendment, supplement or waiver that makes a change described in any of clauses (1) through
(10) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; PROVIDED that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.5.   NOTATION ON OR EXCHANGE OF SECURITIES.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

SECTION 9.6.   TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amendment, waiver or supplemental Indenture authorized pursuant to this Article Nine if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, waiver or supplemental Indenture, the Trustee shall be entitled to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.


                                   ARTICLE 10

                           MEETINGS OF SECURITYHOLDERS

SECTION 10.1.  PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

          A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

          (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article Six;

          (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article Seven;

          (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.2; or

          (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, or authorized or permitted by law.

SECTION 10.2.  MANNER OF CALLING MEETINGS.

          The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 10.1, to be held at such time and at such place in The City of New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Securityholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar not less than 10 nor more than 60 days prior to the date fixed for a meeting.

          Any meeting of Securityholders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

SECTION 10.3.  CALL OF MEETINGS BY COMPANY OR HOLDERS.

          In case at any time the Company, pursuant to a Board resolution, or the Holders of not less than 10% in aggregate principal amount of the Securities then outstanding shall have requested the Trustee to call a meeting of Securityholders to take any action specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Securities in the amount above specified may determine the time and place in The City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in
Section 10.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in The City of New York, State of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

SECTION 10.4.   WHO MAY ATTEND AND VOTE AT MEETINGS.

          To be entitled to vote at any meeting of Securityholders, a person shall (a) be a registered Holder of one or more Securities, or (b) be a person appointed by an instrument in writing as proxy for the registered Holder or Holders of Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

          Securities that remain outstanding after the consummation of the "Exchange Offer" as defined in the Registration Rights Agreement and new Securities issued in connection with such Exchange Offer will be entitled to vote or consent on all matters as a single class of Securities; neither the Securities nor such new Securities issued in connection with such Exchange Offer will have the right to vote or consent on any matter as a separate class.

SECTION 10.5. REGULATIONS MAY BE MADE BY TRUSTEE; CONDUCT OF THE MEETING; VOTING RIGHTS; ADJOURNMENT.

          Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, in which case those and only those persons who are Holders of Securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

          The Trustee shall, by an instrument in writing, appoint a temporary chairperson of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 10.3, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairperson. A permanent chairperson and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

          At any meeting each Securityholder or proxy shall, subject to the provisions of Section 10.4 hereof, be entitled to one vote for each $1,000 principal amount of Securities held or represented by him or her; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairperson of the meeting to be not outstanding. The chairperson may adjourn any such meeting if he or she is unable to determine whether any Holder or proxy shall be entitled to vote at such meeting. The chairperson of the meeting shall have no right to vote other than by virtue of Securities held by him or her or instruments in writing as aforesaid duly designating him or her as the proxy to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 10.2 or Section 10.3 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

SECTION 10.6.  VOTING AT THE MEETING AND RECORD TO BE KEPT.

          The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities voted by the ballot. The permanent chairperson of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2. The record shall be signed and verified by the affidavits of the permanent chairperson and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated and any such vote shall constitute an Act of the Holders.

SECTION 10.7. EXERCISE OF RIGHTS OF TRUSTEE OR SECURITYHOLDERS MAY NOT BE HINDERED OR DELAYED BY CALL OF MEETING.

          Nothing contained in this Article Ten shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities.

SECTION 10.8.  PROCEDURES NOT EXCLUSIVE.

          The procedures set forth in this Article Ten are not exclusive and the rights and obligations of the Company, the Trustee and the Holders under other Articles of this Indenture (including, without limitation, Section 1.5 and Articles 6, 7, 8 and 9) shall in no way be limited by the provisions of this Article Ten.


                                   ARTICLE 11

                                  SUBORDINATION

SECTION 11.1.  SECURITIES SUBORDINATED TO SENIOR DEBT.

          Notwithstanding the provisions of Sections 6.2 and 6.3 but subject to
Section 11.2(b), the Company covenants and agrees, and the Trustee and each Holder of the Securities by his or her acceptance thereof likewise covenants and agrees, that all payments of the principal of, premium, if any, and interest on the Securities by the Company shall be subordinated in accordance with the provisions of this Article Eleven to the prior payment in full in cash of all amounts payable under Senior Debt of the Company.

          The Company also covenants and agrees not to incur any Debt, other than the Securities, that is subordinated in right of payment to any other Debt of the Company or its Subsidiaries unless such Debt by its terms is pari passu with, or subordinated to, the Securities pursuant to subordination provisions substantially similar to those contained in this Indenture.

SECTION 11.2.  PRIORITY AND PAYMENT OVER OF PROCEEDS IN CERTAIN EVENTS.

          (a) SUBORDINATION ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF THE COMPANY. In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties substantially as an entirety, upon the terms and conditions described under Article Five hereof), all Senior Debt due and owing (including, in the case of Designated Senior Debt and Senior Debt under the Credit Facility, interest accruing after the commencement of any such case or proceeding at the rate specified in the instrument evidencing such Senior Debt, whether or not a claim therefor is allowed in such proceeding, to the date of payment of such Senior Debt) must be paid in full in cash before any payment or distribution of any assets of the Company of any kind or character (excluding shares of Capital Stock of the Company or securities of the Company provided for in a plan of reorganization or readjustment which are subordinate in right of payment to all Senior Debt to substantially the same extent as the Securities are so subordinated) is made on account of principal of, premium, if any, or interest on, the Securities including repurchase, purchase, redemption or other acquisition of the Securities. Before any payment may be made by the Company of the principal of, premium, if any, or interest on the Securities, and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, except for the provisions of this Article Eleven, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of the Senior Debt of the Company or any Senior Representatives thereof to the extent necessary to pay all such Senior Debt in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

          (b) SUBORDINATION ON DEFAULT IN SENIOR DEBT. During the continuance of any default in the payment of principal of, reimbursement obligation under, premium, if any, or interest on, any Senior Debt, the payment of commitment or facility fees, letter of credit fees and agency fees under the Credit Facility, and payments with respect to letter of credit reimbursement arrangements with one or more lenders under the Credit Facility when due (a "Senior Payment Default"), no direct or indirect payment or distribution of any assets of the Company of any kind or character may be made on account of the principal of, premium, if any, interest on, or other amounts payable in respect of, the Securities or on account of the purchase, redemption or other acquisition of or in respect of the Securities unless and until such Senior Payment Default has been cured, waived or has ceased to exist or such Senior Debt shall have been discharged or paid in full or when the right under this Indenture to prevent any such payment is waived by or on behalf of the holders of such Senior Debt.

          During the continuance of any event (other than a Senior Payment Default) the occurrence of which entitles, or with the giving of notice or lapse of time would entitle, one or more Persons to accelerate the maturity of any Senior Debt (a "Senior Nonmonetary Default") and the receipt by the Trustee and the Company from the agent bank for the Credit Facility or from any authorized person on behalf of any Designated Senior Debt of a written notice of such Senior Nonmonetary Default, no payment or distribution of any assets of the Company of any kind or character may be made by the Company on account of the principal of, premium, if any, or interest on, the Securities or on account of the purchase, redemption or other acquisition of, the Securities for the period specified below (the "blockage period").

          The blockage period shall commence upon the receipt of notice of a Senior Nonmonetary Default by the Trustee and the Company and shall end (subject to any blockage of payment that may be in effect in respect of a Senior Payment Default or insolvency) on the earlier of (i) 179 days after the receipt of such notice provided such Senior Debt shall not theretofore have been accelerated and no Senior Payment Default shall be in effect; and (ii) the date on which such Senior Nonmonetary Default is cured, waived or ceases to exist or such Senior Debt is discharged or paid in full. In no event will a blockage period extend beyond 179 days from the date of the receipt by the Trustee and the Company of the notice initiating such blockage period. Any number of notices of a Senior Nonmonetary Default may be given during a blockage period; provided, that no such notice shall extend such blockage period, only one blockage period may be commenced within any 360-day period and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no blockage period is in effect. No Senior Nonmonetary Default with respect to Senior Debt that existed or was continuing on the date of the commencement of any blockage period and that was known to the holders of or the Senior Representative for such Senior Debt will be, or can be, made the basis for the commencement of a subsequent blockage period, whether or not within a period of 360 consecutive days, unless such Senior Nonmonetary Default has been cured or waived for a period of not less than 90 consecutive days. The Company shall deliver an Officers' Certificate to the Trustee promptly after the date on which any Senior Nonmonetary Default is cured or waived or ceases to exist or on which the Senior Debt related thereto is discharged or paid in full.

          (c) RIGHTS AND OBLIGATIONS OF HOLDERS OF SECURITIES AND TRUSTEE. In the event that, notwithstanding the foregoing provisions prohibiting such payment or distribution, the Trustee or any Holder shall have received any payment on account of the principal of, premium, if any, or interest on the Securities (other than as permitted by subsections (a) and (b) of this Section 11.2) at a time when such payment is prohibited by this Section 11.2 and before the principal of, premium, if any, and interest on Senior Debt is paid in full in cash, then and in such event (subject to the provisions of Section 11.8) such payment or distribution shall be received and held in trust for the holders of Senior Debt and shall be paid over or delivered to the holders of the Senior Debt or to their Senior Representatives remaining unpaid at their written direction to the extent necessary to pay in full in cash the principal of, premium, if any, and interest on such Senior Debt in accordance with its terms after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

          Nothing contained in this Article Eleven will limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 6.2 or to pursue any rights or remedies hereunder against the Company; PROVIDED that, to the extent provided in this Article Eleven, all Senior Debt of the Company then or thereafter due or declared to be due shall first be paid in full in cash before the Holders or the Trustee are entitled to receive any payment from the Company of principal of, premium, if any, or interest on the Securities.

          Upon any payment or distribution of assets or Securities referred to in this Article Eleven, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution, delivered to the Trustee for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven. In the absence of such order, decree or certificate, the Trustee and the Holders shall be entitled to request and rely upon an Officers' Certificate from the Company. The Company shall provide to the Trustee in the form of an Officers' Certificate, the names and addresses of the holders of such Senior Debt, the amount of the Senior Debt outstanding to each such holder of Senior Debt and any necessary information to calculate the daily increase in indebtedness to such holders of Senior Debt. The Trustee shall be entitled to rely conclusively on such order, decree or certificates including an Officers' Certificate in making any disbursements to the holders of Senior Debt without making any independent verification of the information contained therein.

SECTION 11.3.  PAYMENTS MAY BE MADE PRIOR TO DISSOLUTION.

          Nothing contained in this Article Eleven or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 11.2, from making payments at any time for the purpose of making such payments of principal of, premium, if any, and interest on the Securities, or from depositing with the Trustee any monies for such payments or (ii) the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on, the Securities, to the Holders entitled thereto unless by noon central time one Business Day prior to the date upon which such payment would otherwise (except for the prohibitions contained in Section 11.2) become due and payable, the Trustee shall have received the written notice provided for in Section 11.2(b) (or there shall have been an acceleration of the Securities prior to such application), subject to Section 11.8.

SECTION 11.4.  RIGHTS OF HOLDERS OF SENIOR DEBT NOT TO BE IMPAIRED.

          No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company, with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

          The provisions of this Article Eleven are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

SECTION 11.5.  AUTHORIZATION TO TRUSTEE TO TAKE ACTION TO EFFECTUATE
               SUBORDINATION.

          Each Holder of Securities by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination as provided in this Article Eleven and appoints the Trustee his or her attorney-in-fact for any and all such purposes. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution or notice may be made to the Senior Representatives and agents of such holders of Senior Debt as such agents or representatives are identified by such holders in writing to the Trustee. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Debt are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of such holders.

SECTION 11.6.  SUBROGATION.

          Subject to the payment in full of all amounts payable under or in respect of Senior Debt, the Holders shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Company made on such Senior Debt until the Securities shall be paid in full in cash; and for the purposes of such subrogation, no payments or distributions to holders of such Senior Debt of any cash, property or securities to which Holders of the Securities would be entitled except for the provisions of this Article Eleven, and no payment pursuant to the provisions of this Article Eleven to holders of such Senior Debt by the Holders, shall, as between the Company, its creditors other than holders of such Senior Debt and the Holders, be deemed to be a payment by the Company to or on account of such Senior Debt, it being understood that the provisions of this Article Eleven are solely for the purpose of defining the relative rights of the holders of such Senior Debt, on the one hand, and the Holders, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Eleven shall have been applied, pursuant to the provisions of this Article Eleven, to the payment of all amounts payable under the Senior Debt, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full.

SECTION 11.7.  OBLIGATIONS OF COMPANY UNCONDITIONAL.

          Nothing contained in this Article Eleven or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article Eleven of the holders of such Senior Debt in respect of cash, property or Securities of the Company received upon the exercise of any such remedy.

          The failure to make a payment on account of principal of, premium, if any, or interest on, the Securities by reason of any provision of this Article Eleven shall not be construed as preventing the occurrence of an Event of Default under Section 6.1.

SECTION 11.8. THE TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

          The Trustee or Paying Agent shall not at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or Paying Agent, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of Senior Debt or from any trustee or agent therefor, including Senior Representatives; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. Unless by noon central time one Business Day prior to the date on which by the terms of this Indenture any monies are to be deposited by the Company with the Trustee or any Paying Agent (whether or not in trust) for any purpose (including, without limitation, the payment of the principal of, premium, if any, or the interest on, any Security), the Trustee or Paying Agent shall have received with respect to such monies the notice provided for in the preceding sentence, the Trustee or Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date, except for an acceleration of the Securities prior to such application. The foregoing shall not apply to the Paying Agent if the Company is acting as Paying Agent. Nothing contained in this Section 11.8 shall limit the right of the holders of Senior Debt to recover payments as contemplated by Section 11.2. The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself or itself to be a holder of such Senior Debt (or a trustee on behalf of, or other representative of, such holder, including Senior Representatives) to establish that such notice has been given by a holder of such Senior Debt or a trustee on behalf of any such holder. Nothing in this Article Eleven shall apply to amounts due the Trustee pursuant to Section 7.7 herein.

SECTION 11.9.  RIGHT OF TRUSTEE TO HOLD SENIOR DEBT.

          The Trustee and any agent (including Senior Representatives) for the holders of Senior Debt shall be entitled to all of the rights set forth in this Article Eleven in respect of any Senior Debt at any time held by it to the same extent as any other holder of such Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee or any agent for the holders of Senior Debt of any of its rights as such holder.

SECTION 11.10. NO IMPLIED COVENANTS BY OR OBLIGATIONS OF THE TRUSTEE.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eleven, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Article Eleven against the Trustee. The Trustee shall not be deemed to have any fiduciary duty to the holders of the Senior Debt.


                                   ARTICLE 12

                                  MISCELLANEOUS

SECTION 12.1.  TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of subsection (c) of Section 318 of the TIA, the imposed duties shall control.

SECTION 12.2.  NOTICES.

          Any notice or communication by the Company, the Trustee or any Senior Representative to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

          If to the Company:

     ProNet Inc.
     600 Data Drive, Suite 100
     Plano, Texas  75075
     Attention:  Chief Financial Officer
     Telephone No.:  (214) 964-9500
     Telecopier No.: (214) 964-9570

          With a copy to:

     Vinson & Elkins L.L.P.
     3700 Trammell Crow Center
     2001 Ross Avenue
     Dallas, Texas  75201
     Attention:  Jeffrey A. Chapman
     Telephone No.:  (214) 220-7700
     Telecopier No.: (214) 220-7716

          If to the Trustee:

     First Interstate Bank of Texas, N.A.
     1445 Ross Avenue, 2nd floor
     Dallas, Texas 75202
     Attention:  Corporate Trust Department
     Telephone:  (214) 740-1552
     Telecopier: (214) 740-1583

          If to any Senior Representative, to such address as such Senior Representative may by notice to the others designate.

          The Company, any other obligor upon the Securities or the Trustee or any Senior Representative by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Securityholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Securityholder shall be mailed by first-class mail to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company (or any other obligor upon the Securities) mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.3.  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

          Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and other applicable Persons shall have the protection of TIA Section 312(c).

SECTION 12.4.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company (or any other obligor upon the Securities) to the Trustee to take any action under this Indenture, the Company (or such other obligor) shall furnish to the Trustee:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 12.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 12.5.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 12.6.  RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.7.  LEGAL HOLIDAYS.

          If any specified date for making payment is not a Business Day, subject to Section 4.1 hereof, the action may be taken on the next succeeding Business Day without penalty of any kind (including the accrual of interest).

SECTION 12.8.  NO RECOURSE AGAINST OTHERS.

          A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

SECTION 12.9.  GOVERNING LAW.

          The laws of the State of New York (applicable to contracts made and to be performed entirely within such State) shall govern and be used to construe this Indenture and the Securities.

SECTION 12.10.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.11.  SUCCESSORS.

          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12.  SEVERABILITY.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.13.  COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 12.14.  VARIABLE PROVISIONS.

          The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Securities.

SECTION 12.15.  QUALIFICATION OF INDENTURE.

          The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses

(including attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA and the registration and exchange of the Securities.

SECTION 12.16.  TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.17.  INDENTURE CONTROLS OVER FORM OF SECURITY.

          If any provision of the Security conflicts with the terms of this Indenture, the terms of this Indenture shall control.

                                   SIGNATURES




                                   PRONET INC.


Dated as of June 15, 1995          By
                                     -------------------------------------------
                                     Name:
                                     Title:








                                   FIRST INTERSTATE BANK OF
                                   TEXAS, N.A., as Trustee



Dated as of June 15, 1995          By:
                                     -------------------------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT A


                                FORM OF SECURITY
                                  [FRONT SIDE]


                        11 7/8% SENIOR SUBORDINATED NOTES          CUSIP _______
                                    DUE 2005
No.                                              $___________
          PRONET INC., a Delaware corporation (the "Company", which term includes any successor corporation under the indenture hereinafter referred to), for value received promises to pay to or registered assigns,
the principal sum of

Dollars on June 15, 2005.
Interest Payment Dates:  June 15 and December 15
Record Dates:  June 1 and December 1
                                   Dated: June 15, 1995

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted herein.

                                   PRONET INC.


[Corporate Seal]                   By______________________
                                   Name:
                                   Title:


                                   By______________________
                                   Name:
                                   Title:




Attest:__________________

                          CERTIFICATE OF AUTHENTICATION


This is one of the Securities
referred to in the within-
mentioned Indenture:

First Interstate Bank of Texas, N.A., as Trustee



By ________________________________
     Authorized Signature

                                 [REVERSE SIDE]

                        11 7/8% SENIOR SUBORDINATED NOTES
                                    DUE 2005


          1. INTEREST. The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on June 15 and December 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 15, 1995; PROVIDED that the first interest payment date shall be December 15, 1995. Interest on the Securities will continue to accrue at the rate of 11 7/8% per annum in the event of overdue principal, premium or interest, if any. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. METHOD OF PAYMENT. One Business Day prior to the Stated Maturity, the Company shall irrevocably deposit with the Trustee or the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and/or interest. The Paying Agent will pay from such monies interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the interest payment date, even if such Securities are cancelled, redeemed or repurchased after such record date and on or before such interest payment date. Subject to the foregoing, each Security delivered under the Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Subject to the requirements of the Depository, the Company, at its option, may pay principal, premium, if any, and interest by check payable in such money mailed to a Holder's registered address or at the office or agency of the Company maintained for such purpose in the City of New York.

          3. PAYING AGENT AND REGISTRAR. Initially, First Interstate Bank of Texas, N.A., as Trustee ("Trustee," which term shall include any successor trustee under the Indenture hereinafter referred to), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Securityholder.

          4. INDENTURE. The Company issued the Securities under an Indenture dated as of June 15, 1995 (as it may be amended from time to time in accordance with the terms thereof, the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb). The Securities are subject to all such terms, and Securityholders are referred to the Indenture and such Act for a statement of such terms. The Securities are unsecured general obligations of the Company limited to $100,000,000 in aggregate principal amount.

          5. OPTIONAL REDEMPTION. (a) The Company may redeem all or any of the Securities at any time on or after June 15, 2000, upon not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the Redemption Prices (expressed as a percentage of the principal amount) set forth below, if redeemed during the 12-month period beginning June 15 of the years indicated below:

     Year                                    Percentage
     ----                                    ----------

     2000 . . . . . . . . . . . . . . . . . .  105.938%
     2001 . . . . . . . . . . . . . . . . . .  103.958%
     2002 . . . . . . . . . . . . . . . . . .  101.979%
     2003 and 2004. . . . . . . . . . . . . .  100.000%

in each case together with accrued and unpaid interest to the Redemption Date.

          6. MANDATORY REDEMPTION. There is no sinking fund with respect to the Securities. If the Company consummates any Asset Disposition (as such term is defined in the Indenture), the Company may be required to utilize a certain portion of the proceeds received from such Asset Disposition to offer to repurchase Securities at a price equal to 100% of the principal amount plus accrued and unpaid interest.

          7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the Redemption Date, interest ceases to accrue on Securities or portions of them called for redemption.

          8. REDEMPTION OF SECURITIES AT THE OPTION OF THE HOLDER. Subject to the terms and conditions of the Indenture, if any Change of Control (as defined in the Indenture) occurs on or prior to maturity, the Company will be required, subject to its prior compliance with certain covenants in respect of Senior Debt, to offer to purchase each Holder's Securities as provided in the Indenture for a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the purchase date.

          9. SUBORDINATION. The Securities are subordinated to Senior Debt (as defined in the Indenture) which includes (with certain exceptions) the principal of, and premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding) on, any Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Debt, the instrument creating or evidencing, or the agreement governing, such Debt or pursuant to which such Debt is outstanding expressly provides that such Debt shall not be senior in right of payment to the Securities. To the extent provided in the Indenture, Debt must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination and authorizes the Trustee to give it effect.

          10. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and in integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements, certificates, opinions and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the next succeeding interest payment date.

          11. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

          12. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding, or compliance by the Company with any provision of the Indenture or the Securities may be waived; provided, however, that without the consent of each Holder affected thereby, the Company may not (1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver; (2) reduce the percentage of principal amount of outstanding Securities whose Holders must consent to a modification or amendment of the Indenture or for waiver of Events of Default or Defaults as defined in the Indenture; (3) reduce the principal amount (or the premium) of any Security or change the maturity date of the principal of, or any installment of interest on, Securities; (4) reduce the Redemption Price, including premium, if any, payable upon redemption or repurchase of any Security or change the time at which any Security may or shall be redeemed or repurchased; (5) reduce the rate or change the time, place or currency of payment of principal of, premium, if any, or interest (including defaulted interest) on, any Security; (6) impair the right to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on, any Security; (7) waive a continuing past Default or Event of Default in the payment of principal of, premium, if any, or interest on, the Securities; (8) modify any of the provisions of the Indenture relating to the subordination of the Securities in a manner adverse to the Securityholders; (9) modify any of the provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants; or (10) following the mailing of an offer with respect to a Change of Control Offer as described under Section 4.17 or an offer to purchase as described under Section 4.15, modify the Indenture with respect to such Change of Control Offer or offer to purchase in a manner adverse to such Holders.

          Notwithstanding the foregoing, without the consent of any Holder of Securities and subject to certain requirements set forth in Section 9.1 of the Indenture, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure an ambiguity, defect or inconsistency, to comply with
Section 5.1 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to make any change that does not adversely affect the legal rights under the Indenture of any such Holder, to evidence or to provide for a replacement Trustee, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to add to the covenants and agreements of the Company for the benefit of the Holders and to surrender any right or power herein reserved to the Company.

          13. DEFAULTS AND REMEDIES. Events of Default include: (1) the Company defaults in the payment of interest on any Securities when the same becomes due and payable and the Default continues for a period of 30 days (including the failure to make payments pursuant to a Change of Control Offer pursuant to Section 4.17 of the Indenture or an offer to repurchase pursuant to
Section 4.15); (2) the Company defaults in the payment of the principal or premium, if any, of any Securities when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise (including the failure to make payments pursuant to a Change of Control Offer pursuant to Section 4.17 or an offer to repurchase pursuant to Section 4.15); (3) the Company or any Subsidiary of the Company fails to comply with any other covenants or agreements (other than the provisions of Article Five) contained in the Securities or this Indenture and the default continues for a period of 60 days after the notice specified in the Indenture; (4) the Company or any Subsidiary of the Company fails to perform or comply with the provisions of Article Five; (5) the Company or any of its Subsidiaries (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or
(G) takes any corporate action to authorize or effect any of the foregoing; (6) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Subsidiaries, (B) appoint a custodian of the Company or any of its Subsidiaries or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; (7) final judgment or judgments for the payment of money which in the aggregate at any one time exceeds $2 million shall be rendered against the Company or any Subsidiary of the Company by a court of competent jurisdiction and shall not have been vacated, discharged, satisfied or stayed within 60 days after such judgment becomes final and nonappealable; or (8) a default shall have occurred under any bonds, debentures, notes or other evidences of indebtedness of the Company or any Subsidiary of the Company or under any mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness by the Company or any Subsidiary of the Company, in any case with a principal amount of at least $2 million outstanding, and such indebtedness already is due and payable in full or such default has resulted in the acceleration of the maturity of such indebtedness, in each case after a period of five days during which period such default shall not have been cured or such acceleration shall not have been rescinded. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable as provided in the Indenture, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee. The Company must also furnish a notice of any Default to the Trustee within five business days of such occurrence.

          14. TRUSTEE DEALINGS WITH COMPANY. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          15. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

          16. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
(= Uniform Gifts to Minors Act).

          18. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company, unless otherwise required by law. After that, Holders entitled to money must look to the Company for payment, unless otherwise required by law.

          19. DISCHARGE PRIOR TO MATURITY. If the Company irrevocably deposits with the Trustee or Paying Agent in trust cash or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to maturity and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture except for certain Sections thereof.

          20. SUCCESSOR. When a successor to the Company assumes all the obligations of its predecessor under the Securities and the Indenture, such predecessor shall be released from those obligations.

          21. GOVERNING LAW. This Security shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

          The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Request may be made to:

               ProNet Inc.
               Attention:  President
               600 Data Drive, Suite 100
               Plano, Texas 75075

                                 ASSIGNMENT FORM

          To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

_________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________________

_____________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.


Date:____________________


                              Your Signature:____________________

                              (Sign exactly as your name appears
                              on the face of this Security)


Signature Guarantee: ____________________________________________
                    (Participant in recognized signature guarantee medallion program)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to elect to have all or any portion of this Security purchased by the Company pursuant to Section 4.17 ("Change of Control Offer") of the Indenture, check the applicable boxes:



/ /  Change of Control Offer:

     in whole  / /
     in part   / /
     Amount to be
     purchased:     $__________


Dated:  _______________________    Signature:______________________
                                             (Sign exactly as your name appears
                                             on the other side of this Security)


Signature
Guarantee:______________________________________________________________
          (Participant in recognized signature guarantee medallion program)


Social Security Number or
Taxpayer Identification Number:__________________________________

          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) June 15, 1998, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:


                                   [CHECK ONE]

(1)  ___  to the Company; or

(2) ___ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) ___ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ___ outside the United States to a person who is not a U.S. Person in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) ___ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or


Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box (3) or (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated: __________________     Signed: ___________________________
                              (Sign exactly as name appears on the other side of this Security)


Signature Guarantee: ____________________________________________



              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: __________________     ___________________________________
                              NOTICE:   To be executed by an
                                        executive officer

                                                                     EXHIBIT A-1


               Private Placement Legend for Restricted Securities


          THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND HAS ACQUIRED THE NOTES EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTES EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE NOTES EVIDENCED HEREBY, EXCEPT (A) TO PRONET INC. ("PRONET"), (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO FIRST INTERSTATE BANK OF TEXAS, N.A., AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), OR (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTES EVIDENCED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTES EVIDENCED HEREBY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH NOTES, THE HOLDER MUST COMPLETE THE APPROPRIATE INFORMATION SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO FIRST INTERSTATE BANK OF TEXAS, N.A., AS TRANSFER AGENT. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO PRONET AND FIRST INTERSTATE BANK OF TEXAS, N.A., AS TRANSFER AGENT, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTES EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

                                                                       EXHIBIT B


                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES

          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C


                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors
                    -----------------------------------------


[Trustee]
Attention: [Corporate Trust Department]


     Re:  ProNet Inc. (the "Company")
          11 7/8% Senior Subordinated Notes due 2005
          (the "Securities")
          ------------------------------------------


Ladies and Gentlemen:

          In connection with our proposed purchase of $__________ aggregate principal amount of the Securities, we confirm that:

          1. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture dated as of June 15, 1995 relating to the Securities (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities within three years after the original issuance of the Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act,
     (C) inside the United States to an "institutional accredited investor" (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

          3. We understand that, on any proposed resale of any Securities, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                   Very truly yours,

                                   [Name of Transferee]



                                   By:
                                      -----------------------
                                      Authorized Signature

                                                                       EXHIBIT D


                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                           Pursuant to Regulation S
                       -----------------------------------


                                                               ___________, ____


[Trustee]
Attention:  [Corporate Trust Department]


          Re:  ProNet Inc. (the "Company") 11 7/8%
               Senior Subordinated Securities
               due 2005 (the "Securities")
               -----------------------------------


Ladies and Gentlemen:

          In connection with our proposed sale of $              aggregate
principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1)  the offer of the Securities was not made to a U.S. Person;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                   Very truly yours,

                                   [Name of Transferor]


                                   By:
                                      -----------------------
                                      Authorized Signature




                                       D-2